The information in this pricing supplement is not complete and may be changed.  We may not deliver these securities until a final pricing supplement is delivered.  This pricing supplement and the accompanying prospectus and prospectus supplement do not constitute an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, Preliminary Pricing Supplement dated January 13, 2009

PROSPECTUS Dated December 23, 2008	Pricing Supplement No. 15 to
PROSPECTUS SUPPLEMENT	Registration Statement No. 333-156423
Dated December 23, 2008	Dated January , 2009
Rule 424(b)(2)
GLOBAL UNITS, SERIES F

Minimum Return Barrier Capital Protected Units
Each Consisting of a Zero-Coupon Note and a Barrier Call Warrant on the S&P 500 Index
Each Capital Protected Unit (a “unit”) consists of (i) a $11.15 to $11.35 face amount, zero-coupon note (with the actual face amount to be determined on the day we price the units for initial sale to the public, which we refer to as the pricing date), issued by Morgan Stanley, maturing on January 30, 2012 (each, a “note”), and (ii) a cash-settled call warrant, issued by Morgan Stanley, expiring on January 30, 2012 (each, a “call warrant”), exercisable for a cash settlement amount based on the appreciation, if any, of the S&P 500 Index, which we refer to as the index, subject to the barrier feature described below.  For each unit not previously separated and held by you on January 26, 2012, you will receive an amount in cash equal to $11.15 to $11.35 plus a cash settlement amount, which may be zero, based on the increase, if any, in the value of the index over the term of the units as determined on January 26, 2012, provided that, if at any time on any day prior to the expiration or exercise of the call warrants, the index increases to or above the barrier level of 150% of the initial index value (the “barrier level”), the cash settlement amount will be zero and you will not receive any payment upon exercise or automatic exercise of the call warrants. All payments on the units, and if separated from the units, the notes and the call warrants, including the repayment of principal and the cash settlement amount, if any, are subject to the credit risk of Morgan Stanley.
•
The issue price of each unit is $10.  At maturity, for each unit that you hold that has not been separated, we will pay you an amount in cash equal to the face amount of $11.15 to $11.35 (with the actual face amount to be determined on the pricing date), in respect of the note, plus the cash settlement amount, which may be zero, in respect of the call warrant.

•	The cash settlement amount will be equal to:
º
If at all times during the observation period the index is below the barrier level of 150% of the initial index level:  (i) $10 times (ii) the index performance times (iii) the participation rate.  If the final index value is less than or equal to the initial index value, the cash settlement amount will be $0.  In no event will the cash settlement amount be less than $0.

º	If at any time on any day during the observation period the index increases to or above the barrier level: $0
•	The index performance will equal the quotient of (i) the final index value minus the initial index value divided by (ii) the initial index value.
º	The initial index value will be the closing value of the index on the pricing date.
º	The final index value will equal:
•	If the call warrant component is automatically exercised on January 26, 2012, which we refer to as the automatic exercise date, the closing value of the index on the automatic exercise date; or
•
If the units have been previously separated and the call warrant component is exercised before the automatic exercise date, the closing value of the index on the day we receive notice of such exercise,

subject, in each case, to postponement for market disruption events.
º	The participation rate will be 100%.
•
The observation period will be the period of regular trading hours on each index business day on which there is no market disruption event with respect to the index, beginning on and including the index business day immediately following the pricing date and ending on and including the date on which the final index value is determined.

•
Each unit consists of a note and a call warrant.  Beginning on the 90th calendar day following the issue date of the units (or, if not a business day, the immediately succeeding business day), which we refer to as the initial separation notice date, you will have the right to separate your units into their component parts, subject to the requirement that you have a brokerage account approved for naked options trading.  Upon such separation, you may trade each component part separately.  You should consult with your financial adviser to determine whether your brokerage account would meet the appropriate options trading requirements.  Your brokerage firm will need to complete and deliver an Official Notice of Separation, which is attached to this pricing supplement as Annex A, in order to separate any units.

º
We will pay the $11.15 to $11.35 face amount of each note (with the actual face amount to be determined on the pricing date) on January 30, 2012.  The notes do not pay periodic interest and may not be redeemed prior to maturity.

º	Each call warrant has a notional amount of $10 and will be automatically exercised on January 26, 2012, subject to postponement for non-index business days and market disruption events.
>
If you have a brokerage account approved for naked options trading, you may exercise or transfer the call warrants on any trading day that is also a business day beginning no earlier than the second business day following the initial separation notice date and prior to January 25, 2012.  Before you may exercise or transfer a call warrant, you must first separate a unit into its call warrant and note components.  Any call warrant not previously exercised, will be automatically exercised on the automatic exercise date.

>
Upon exercise, the call warrants will pay a cash settlement amount, which may be zero, based on the performance of the index, to and including the exercise date.  The cash settlement amount, if any, will be paid three business days after your exercise, or the automatic exercise, of a call warrant.

>
If upon your exercise or upon automatic exercise the index performance is less than or equal to 0% or at any time on any day during the observation period the index has increased to or above 150% of its initial value, the cash settlement amount will be zero and you will receive no payment on the call warrants.

•	None of the units, the notes and the call warrants will be listed on any securities exchange.
•
The CUSIP number for the units is 617483482.  In the event units are separated into their component notes and call warrants, the notes will trade separately under the CUSIP number 617482DW1, and the call warrants will trade separately under the CUSIP number 617483490.

•
You should read the more detailed description of the units in this pricing supplement.  In particular, you should review and understand the descriptions under “Summary of Pricing Supplement” and “Description of Units.”

The units involve risks not associated with an investment in conventional securities.  See “Risk Factors” beginning on PS-11.
The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this pricing supplement is truthful or complete.  Any representation to the contrary is a criminal offense.
The units, the note component and the call warrant component are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other Governmental agency, nor are they obligations of, or guaranteed by, a bank. In addition, the units, the note component and the call warrant component will not be guaranteed by the Federal Deposit Insurance Corporation under the FDIC’s Temporary Liquidity Guarantee Program.

PRICE $10 PER UNIT

	Price to Public(1)	Agent’s Commissions(1)(2)	Proceeds to Company
Per unit	$10	$0.20	$9.80
Total	$	$	$
(1)
The units will be issued at $10 per unit and the agent’s commissions will be $0.20 per unit; provided that the price to public and the agent's commissions for the purchase by any single investor of between $1,000,000 and $2,999,999 principal amount of units will be $9.9625 per unit and $0.1625 per unit, respectively; for the purchase by any single investor of between $3,000,000 and $4,999,999 principal amount of units will be $9.94375 per unit and $0.14375 per unit, respectively; and for the purchase by any single investor of $5,000,000 or more principal amount of units will be $9.925 per unit and $0.125 per unit, respectively.

(2)	For additional information, see “Supplemental Information Concerning Plan of Distribution” in this pricing supplement.
MORGAN STANLEY

For a description of certain restrictions on offers, sales and deliveries of the units and on the distribution of this pricing supplement and the accompanying prospectus supplement and prospectus relating to the units, see the section of this pricing supplement called “Description of Units, Notes and Call Warrants – General Information – Supplemental Information Concerning Plan of Distribution.”

No action has been or will be taken by us, the Agent or any dealer that would permit a public offering of the units or possession or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus in any jurisdiction, other than the United States, where action for that purpose is required.  Neither this pricing supplement nor the accompanying prospectus supplement and prospectus may be used for the purpose of an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

The units have not been and will not be registered with the Comissão de Valores Mobiliários (The Brazilian Securities Commission).  The units may not be offered or sold in the Federative Republic of Brazil except in circumstances which do not constitute a public offering or distribution under Brazilian laws and regulations.

The units have not been registered with the Superintendencia de Valores y Seguros in Chile and may not be offered or sold publicly in Chile.  No offer, sales or deliveries of the units or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus, may be made in or from Chile except in circumstances which will result in compliance with any applicable Chilean laws and regulations.

No action has been taken to permit an offering of the units to the public in Hong Kong as the units have not been authorized by the Securities and Futures Commission of Hong Kong and, accordingly, no advertisement, invitation or document relating to the units, whether in Hong Kong or elsewhere, shall be issued, circulated or distributed which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong other than (i) with respect to the units which are or are intended to be disposed of only to persons outside Hong Kong or only to professional investors within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong (“SFO”) and any rules made thereunder or (ii) in circumstances that do not constitute an invitation to the public for the purposes of the SFO.

The units have not been registered with the National Registry of Securities maintained by the Mexican National Banking and Securities Commission and may not be offered or sold publicly in Mexico.  This pricing supplement and the accompanying prospectus supplement and prospectus may not be publicly distributed in Mexico.

The Agent and each dealer represent and agree that they will not offer or sell the units nor make the units the subject of an invitation for subscription or purchase, nor will they circulate or distribute this pricing supplement or the accompanying prospectus supplement or prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the units, whether directly or indirectly, to persons in Singapore other than:

(a)  an institutional investor (as defined in section 4A of the Securities and Futures Act (Chapter 289 of Singapore (the “SFA”));

(b)  an accredited investor (as defined in section 4A of the SFA), and in accordance with the conditions, specified in Section 275 of the SFA;

(c)  a person who acquires the units for an aggregate consideration of not less than Singapore dollars Two Hundred Thousand (S$200,000) (or its equivalent in a foreign currency) for each transaction, whether such amount is paid for in cash, by exchange of shares or other assets, unless otherwise permitted by law; or

(d)  otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

SUMMARY OF PRICING SUPPLEMENT

The following summary describes the units we are offering to you in general terms only.  You should read the summary together with the more detailed information that is contained in the rest of this pricing supplement and in the accompanying prospectus and prospectus supplement.  You should carefully consider, among other things, the matters set forth under “Risk Factors.”

Each unit offered consists of a zero-coupon note issued by Morgan Stanley and a cash-settled call warrant, issued by Morgan Stanley, linked to the performance of the S&P 500 Index (which we refer to as the index).

If held to maturity and not separated into their component parts, the units offer 100% principal protection and a minimum return of 11.50% to 13.50%.  Investors also have the opportunity to participate in any appreciation of the index, provided that the index does not increase to or above 150% of its initial value at any time on any day during the observation period.

“Standard and Poor’s®,” “S&P®” and “S&P 500®” are registered trademarks of Standard & Poor’s, a Division of The McGraw Hill Companies, Inc.

Each unit costs $10
We, Morgan Stanley, are offering you Minimum Return Barrier Capital Protected Units, each Consisting of a Zero Coupon Note and a Barrier Call Warrant on the S&P 500 Index, which we refer to as the units.  The original issue price of each unit is $10.

The original issue price of the units includes the agent’s commissions paid with respect to the units and the cost of hedging our obligations under the units.  The cost of hedging includes the projected profit that our subsidiaries may realize in consideration for assuming the risks inherent in managing the hedging transactions.  The fact that the original issue price of the units reflects these commissions and hedging costs is expected to adversely affect the secondary market prices of the units and, if separated, the secondary market prices of the notes and the call warrants.  See “Risk Factors—The inclusion of commissions and projected profit from hedging in the original issue price is likely to adversely affect secondary market prices” and “Description of Units, Notes and Call Warrants—General Information—Use of Proceeds and Hedging.”

We have designed the units to provide investors with capital protected upside exposure to the S&P 500 Index, subject to the barrier feature if the index increases to or above 150% of its initial value, if the units are held to maturity without being separated.

Payment at maturity
For each unit that you hold on January 26, 2012 that has not been previously separated, you will receive a payment in cash of $11.15 to $11.35, in respect of the note component of the unit, plus a cash settlement amount, which may be zero, in respect of the call warrant component of the unit, based on the performance of the index.

Cash Settlement Amount

The cash settlement amount you will receive with respect to the call warrant component, which may be zero, either upon automatic exercise of the call warrants on January 26, 2012, which we refer to as the automatic exercise date, or, if you have a brokerage account approved for naked options trading and a unit is separated, upon exercise prior to the automatic exercise date, will be equal to:

(i) if at all times during the observation period the index has not increased to or above the barrier level of 150% of the initial index level:  (i) $10 times (ii) the index performance times (iii) the participation rate, or

(ii) if at any time on any day during the observation period the index has increased to or above the barrier level: $0,

Where,

index performance =	(i) the final index value minus the initial index value divided by (ii) the initial index value;

initial index value =	the closing value of the index on the pricing date;

final index value =	(i) with respect to the automatic exercise of the call warrant component on the automatic exercise date: the closing value of the index on the automatic exercise date; and

(ii) with respect to the exercise of any call warrant component that has been separated from a unit prior to the automatic exercise date:  the closing value of the index on the date you give proper notice of your election to exercise the call warrant;

participation rate =	100%;

barrier level =	150% of the initial index value; and

observation period =
the period of regular trading hours on each index business day on which there is no market disruption event with respect to the index, beginning on and including the index business day immediately following the pricing date and ending on and including the date on which the final index value is determined.

Because the barrier level will be 150% of the initial index value, the effective maximum cash settlement amount will be approximately $4.99.  In no event will the cash settlement amount be less than $0.

If the index performance is less than or equal to 0%, or if at any time on any day the index increases to or above the barrier level, the cash settlement payment you will receive with respect to the call warrant component will be zero and, if the units have not been previously separated, you will receive only the $11.15 to $11.35 face amount of the note component per unit (with the actual face amount of the note component to be determined on the pricing date).

Please review the historical values of the index in the section of this pricing supplement called “Description of Units, Notes and Call Warrants—General Information—Historical Information” for each calendar quarter in the period from January 1, 2004 through January 9, 2009 and related graph.  You cannot predict the future performance of the index, or whether the index will increase to or above the barrier level at any time during the observation period, based on its historical performance.

The units are separable by investors with brokerage accounts approved for naked options trading
Each unit consists of a note and a call warrant.  Subject to the requirement that you have a brokerage account approved for naked options trading, each unit may be separated into its component note and call warrant on any business day beginning on the 90th calendar day following the issue date of the units, which we refer to as the initial separation notice date.  The units will initially trade under the CUSIP number 617483482.  Upon separation, the note component and call warrant component will trade separately under the CUSIP numbers 617482DW1, in the case of the notes, and 617483490, in the case of the call warrants.

If you have an options-approved brokerage account and the index value is higher than the initial index value but below the barrier level on any date after the 90th calendar day following the issue date of the units, you would have the option to elect to separate the units and exercise your call warrants or transfer them to avoid the risk that the index subsequently declines in value or increases to or above the barrier level. See also “Risk Factors—Additional Risk Factors Applicable if the Unit Components are Separated.”  Investors without options-approved brokerage accounts will not be able to separate their units and exercise their call warrants prior to maturity.

How to separate your units
To separate units into the component notes and call warrants, you must have a brokerage account approved for naked options trading.  You should consult with your financial adviser to determine whether your brokerage account would meet the appropriate options trading requirements.  If you have a brokerage account approved for naked options trading, you must instruct your broker or other person with whom you hold your units to take the following steps through normal clearing system channels:

•      fill out an Official Notice of Separation, which will include a representation by you that you have a brokerage account approved for naked options trading (upon which representation Morgan Stanley may conclusively rely) and which is attached as Annex A to this pricing supplement, and deliver an Official Notice of Separation to The Bank of New York Mellon, in its capacity as unit agent, to the calculation agent and to us by no later than 10:00 a.m. (New York City time) on any trading day that is also a business day;

• inform the unit agent by telephone and the calculation agent by fax by no later than 10:00 a.m. (New York City time) on that day of your intention to exercise your separation right; and

• transfer your book-entry interest in the units to the unit agent.

Your account will be credited with one note and one call warrant per separated unit generally within one business day of the due completion of the steps set forth above, including the transfer of your book-entry interest in the units to the unit agent.  We refer to the date your account is so credited as the “separation date.”  You will first be able to exercise or transfer your call warrants on the first trading day immediately succeeding the separation date.  If your official notice of separation is given to the unit agent, the calculation agent or the issuer after 10:00 a.m. (New York City time) on any trading day that is also a business day, your notice will not become effective until the later of (i) the next trading day that is also a business day and (ii) the day on which your book-entry interest in the units is transferred to the unit agent on your behalf.  If your official notice of separation is given to us after 10:00 a.m. (New York City time) on January 19, 2012, your notice will not be effective.

The zero-coupon notes
The zero-coupon note component of each unit will consist of a $11.15 to $11.35 face amount, zero-coupon note issued by Morgan Stanley (with the actual face amount to be determined on the pricing date).  We will pay the $11.15 to $11.35 face amount of each note on the maturity date of January 30, 2012.  The notes do not pay periodic interest and may not be redeemed prior to maturity.  For more information about the notes, please see the section of this pricing supplement entitled “Description of Units, Notes and Call Warrants—The Notes” and the section entitled “Description of Notes—Discount Notes” in the accompanying prospectus supplement dated December 23, 2008.

The call warrants
The call warrant component of each unit will consist of a cash-settled call warrant on the value of the index with a notional amount of $10.  If they have not been previously exercised, the call warrants will be automatically exercised for all investors on the automatic exercise date of January 26, 2012.  Only investors with brokerage accounts approved for naked options trading who hold call warrants that have been separated from the units may exercise the call warrants prior to the automatic exercise date.  You should consult with your financial adviser to determine whether your brokerage account would meet the appropriate options trading requirements.

The call warrants will entitle the holder, either upon automatic exercise on the automatic exercise date or, if the units have been separated, upon optional exercise prior to the automatic exercise date, to receive a payment in cash based upon the performance of the index as set out under “Cash Settlement Amount” above. If, upon exercise, the index performance is 0% or less or if, at any time on any day during the observation period, the index has increased to or above the barrier level of 150% of the initial index value, the cash settlement amount will be zero and you will receive no return on the call warrants. A holder of the call warrants will not be required to pay any exercise price or other amount upon automatic exercise or, if the units are separated, in order to exercise the separate call warrant component prior to the automatic exercise date.

Exercising the call warrants
You may not exercise or transfer the call warrant component of a unit prior to the automatic exercise date unless the unit has been previously separated.  You may not separate any units unless you have a brokerage account approved for naked options trading.  You should consult with your financial adviser to determine whether your brokerage account would meet the appropriate options trading requirements.

If you have a brokerage account approved for naked options trading, and you hold a call warrant that has been separated from the unit, you may exercise the separate call warrant component by instructing your broker or other person with whom you hold your units to take the following steps through normal clearing system channels:

•       fill out an Official Notice of Exercise, which is attached as Annex B to this pricing supplement, and which will include a representation that the brokerage account in which the call warrants are held is approved for naked options trading, and deliver an Official Notice of Exercise to The Bank of New York Mellon, in its capacity as warrant agent, to the calculation agent and to us by no later than 10:00 a.m. (New York City time) on any trading day that is also a business day (the “notice date”);

• inform the warrant agent by telephone and the calculation agent by fax by no later than 10:00 a.m. (New York City time) on the notice date of your intention to exercise your call warrant; and

•      transfer your book entry interest in the call warrants to the warrant agent on our behalf by no later than 5:00 p.m. (New York City time) on the second business day following the date on which the Official Notice of Separation is given.

If your official notice of exercise reaches the calculation agent or the warrant agent after 10:00 a.m. (New York City time) on any day, the notice date will be the succeeding trading day that is also a business day.  If your official notice of exercise is given to us after 10:00 a.m. (New York City time) on the day immediately before the automatic exercise date, your notice will not be effective.

For purposes of determining the cash settlement amount, if any, payable on a call warrant exercised prior to the automatic exercise date, the final index value will be determined on the notice date, which we refer to as the “exercise date”, subject to postponement for market disruption events.

We will pay you the cash settlement amount, if any, due upon the exercise of a call warrant on the third business day following the exercise date, subject to postponement for non-business days, which we refer to as the call warrant settlement date.

Postponement of determination of final index value
If a market disruption event occurs on the scheduled automatic exercise date with respect to the index, in the case of a call warrant that is automatically exercised, or if the scheduled automatic exercise date is not an index business day, the final index value will be determined on the next index business day on which no market disruption event occurs and the call warrant settlement date will be postponed to the third scheduled trading date following the date on which the final index value is actually determined.

If the units have been separated and a market disruption event with respect to the index occurs on any exercise date for the call warrants prior to the automatic exercise date or such exercise date is not an index business day, the final index value will be determined on the next index business day on which no market disruption event occurs and the call warrant settlement date will be postponed to the third scheduled business date following the date on which the final index value is actually determined.

The S&P 500® Index
The S&P 500 Index, which is calculated, maintained and published by Standard & Poor’s, a Division of the McGraw-Hill Companies, Inc., consists of 500 component stocks selected to provide a performance benchmark for the U.S. equity markets.  The calculation of the S&P 500 Index is based on the relative value of the float adjusted aggregate market capitalization of the 500 component companies as of a particular time as compared to the aggregate average market capitalization of the 500 similar companies during the base period of the years 1941 through 1943.  The S&P 500 Index is described under “Description of Units, Notes and Call Warrants—General Information—The Index” in this pricing supplement.

You have no shareholder rights
Investing in the units, or, if separated from the units, the call warrants, is not equivalent to investing in the stocks composing the index.  As an investor in the units or the call warrants, you will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the stocks composing the index.

You may revoke your offer to purchase the units prior to our acceptance
We are using this pricing supplement to solicit from you an offer to purchase the units.  You may revoke your offer to purchase the units at any time prior to the time at which we accept such offer by notifying the relevant agent.  We reserve the right to change the terms of, or reject any offer to purchase, the units prior to their issuance.  In the event of any material changes to the terms of the units, we will notify you.

The units will be issued under the Unit Agreement Without Holders’ Obligations
The units will be issued under a Unit Agreement Without Holders’ Obligations dated as of August 29, 2008 between Morgan Stanley, The Bank of New York Mellon, as Unit Agent, as Trustee and Paying Agent under the Senior Indenture, and as Warrant Agent under the Warrant Agreement dated November 1, 2004 between us and The Bank of New York Mellon (as successor to JPMorgan Chase Bank, N.A.) (the “Warrant Agreement”).  The significant terms of the Units and the Unit Agreement Without Holders’ Obligations are set out below under “Description of Units, Notes and Call Warrants—The Units” and in the accompanying prospectus under “Description of Units—Significant Provisions of the Unit Agreement Without Holders' Obligations.”

The notes will be issued under the Senior Indenture
The notes will be issued under a the Senior Indenture dated as of November 1, 2004, as supplemented or amended from time to time, between Morgan Stanley and The Bank of New York Mellon (as successor to JPMorgan Chase Bank N.A. (formerly known as JPMorgan Chase Bank)), as trustee.  The significant terms of the Notes and the Senior Indenture are set out in the accompanying prospectus under “Description of Debt Securities.”

The call warrants will be issued under the Warrant Agreement
The call warrants will be issued under the Warrant Agreement.  The significant terms of the call warrants and the Warrant Agreement are set out in the accompanying prospectus under “Description of Call Warrants—Significant Provisions of the Warrant Agreement.”

MS & Co. will be the calculation agent
We have appointed our affiliate, Morgan Stanley & Co. Incorporated, which we refer to as MS & Co., to act as calculation agent for The Bank of New York Mellon, the unit agent for the units, the trustee under the Senior Indenture for the notes and the warrant agent for the call warrants.  As calculation agent, MS & Co. will determine the index value at any time and whether the index has increased to or above the barrier level at any time during the observation period, the initial index value, the final index value, the index performance and the cash settlement amount, if any, you will receive at maturity or upon exercise of the call warrants.

Tax considerations	See “Description of Units, Notes and Call Warrants—General Information—United States Federal Taxation” in this pricing supplement.

Where you can find more information on the units, the notes and the call warrants
The units are issued as part of our Series F global units program.  You can find a general description of our Series F global unit program in the accompanying prospectus supplement dated December 23, 2008 and accompanying prospectus dated December 23, 2008.  We describe the basic features of the units in the section of the prospectus supplement called “Description of Units” and in the section of the prospectus called “Description of Units.”

We describe the basic features of the note component of the units in the section of the prospectus supplement entitled “Description of Notes—Discount Notes” and in the section of the prospectus entitled “Description of Debt Securities—Discount Debt Securities.”

We describe the basic features of the call warrant component in the section of the prospectus supplement entitled “Description of Warrants” and in the section of the prospectus entitled “Description of Warrants.”

Because this is a summary, it does not contain all the information that may be important to you.  For a detailed description of the terms of the units, you should read the “Description of Units, Notes and Call Warrants” section in this pricing supplement.  You should also read about some of the risks involved in investing in the units in the section called “Risk Factors.”  The tax treatment of investments in units differs from that of investments in ordinary debt securities.  See the section of this pricing supplement called “Description of Units, Notes and Call Warrants—General Information—United States Federal Taxation.” We urge you to consult with your investment, legal, tax, accounting and other advisers with regard to any proposed or actual investment in the units.

How to reach us	You may contact your local Morgan Stanley branch office or our principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number (212) 761-4000).

HYPOTHETICAL PAYOUTS ON THE UNITS

For each unit that you hold, if you do not separate the unit and you hold it until maturity, you will receive a cash payment of $11.15 to $11.35, in respect of the note component, with the actual face amount of the note component to be determined on the pricing date, plus a cash settlement amount, which may be zero, in respect of the call warrant component.  The cash settlement amount will be calculated on the automatic exercise date (if a call warrant has not been previously exercised) and will be equal to (i) if at all times during the observation period the index has not increased to or above the barrier level of 150% of the initial index value, (a) $10 times (b) the index performance times (c) the participation rate or (ii) if at any time on any day during the observation period the index has increased to or above the barrier level, $0.  In no event will the cash settlement amount be less than $0.

Below are four examples of how to calculate the index performance and the payment at maturity based on the hypothetical data below.  Each of these examples assumes that the units are held to maturity and are not separated at any time.

Example 1 The index increases, but does not increase to or above the barrier level at any time.

Hypothetical initial index value:	900

Hypothetical final index value:	1,035

Hypothetical barrier level:	1,350

Hypothetical highest index value
during the observation period:	1,200

Participation rate:	100%

Hypothetical face amount of the notes:	$11.25

The index performance is calculated as follows:

(final index value – initial index value)
initial index value

In this example, the index performance equals:

(1,035 – 900)	=	0.15 (+15%)
900

Because the index has not increased to or above the barrier level during the observation period, the cash settlement amount equals (i) $10 times (ii) the index performance times (iii) the participation rate.

Accordingly in this example, the cash settlement amount equals:

$10 x 0.15 x 100% = $1.50

The payment at maturity is calculated as follows:

   $11.25 hypothetical face amount of the note component  +  cash settlement amount for the call warrant component

And therefore, in this example, the payment at maturity for each unit equals:  $11.25 + $1.50  = $12.75

Example 2 The index increases to the barrier level during the observation period.

Hypothetical initial index value:	900

Hypothetical final index value:	1,350

Hypothetical barrier level:	1,350

Hypothetical highest index value
during the observation period:	1,350

Participation rate:	100%

Hypothetical face amount of the notes:	$11.25

Because in this example the index has increased to the barrier level during the observation period, the cash settlement amount will be $0.

In this example, even though the index has appreciated by 50% from its initial value, because the index increased to or above the barrier level during the observation period the cash settlement amount will be zero and you would receive only the hypothetical face amount of $11.25 per unit.  In this example, the hypothetical face amount of the note component provides for a return of 112.50% of principal at maturity and the total payment at maturity is therefore $11.25 per unit.

Example 3 The final index value is below the barrier level, but the index has increased to the barrier level during the observation period.

Hypothetical initial index value:	900

Hypothetical final index value:	1,035

Hypothetical barrier level:	1,350

Hypothetical highest index value
during the observation period:	1,350

Participation rate:	100%

Hypothetical face amount of the notes:	$11.25

Because in this example, even though the final index value is below the barrier level, the index has increased to the barrier level during the observation period, the cash settlement amount will be $0.

In this example, even though the final index value has appreciated by only 15% from its initial value, because the index was at or above the barrier level during the observation period the cash settlement amount will be zero and you would receive only the hypothetical face amount of $11.25 per unit.  In this example, the hypothetical face amount of the note component provides for a return of 112.50% of principal at maturity and the total payment at maturity is therefore $11.25 per unit.

Example 4 The index on the valuation date has decreased from its initial level.

Hypothetical initial index value:	900

Hypothetical final index value:	765

Hypothetical barrier level:	1,350

Hypothetical highest index value
during the observation period:	1,300

Participation rate:	100%

Hypothetical face amount of the notes:	$11.25

Because in this example, the index performance would be less than 0%, the cash settlement amount will be $0.

Therefore, the total payment at maturity per unit will equal only the hypothetical $11.25 face amount of the note component.

In this example, even though the final index value has depreciated by 15% from its initial value, the cash settlement amount cannot be less than zero and you would receive the hypothetical face amount of $11.25 per unit.

Please review the historical values of the index in the section of this pricing supplement called “Description of Units, Notes and Call Warrants—General Information—Historical Information” for each calendar quarter in the period from January 1, 2004 through January 9, 2009 and related graph.  You cannot predict the future performance of the index or whether the index will increase to or above the barrier level at any time during the term of the units based on its historical performance.

RISK FACTORS

An investment in the units entails risks not associated with similar investments in conventional debt securities.  None of the units, the notes and the call warrants comprising the units are secured obligations, nor is investing in the units or, if separated, the call warrants, equivalent to investing directly in the index.  This section describes the most significant risks relating to the units.  You should carefully consider whether the units are suited to your particular circumstances before you decide to purchase them.

Risk Factors Applicable to the Units, Notes and Call Warrants

Unlike conventional debt securities, there will be no payments of interest with respect to the units, notes or call warrants
The units differ from many conventional debt securities in that no periodic interest will be paid on the units.  Because of the variable nature of the cash settlement amount on the call warrant component, which may equal zero, the return on your investment in the units, if you hold the units to maturity, may be less than the amount that would be paid on a conventional debt security.  The return of only the $11.15 to $11.35 face amount of the note component at maturity may not compensate you for the effects of inflation and other factors relating to the value of money over time. The units have been designed for investors who are willing to forgo market floating interest rates in exchange for the payment of the face amount of $11.15 to $11.35 on the note component (representing a minimum return on the units of 11.50% to 13.50%) and a cash settlement amount to be paid with respect to the call warrant component, if any, based on performance of the index.

You may receive only the $11.15 to $11.35 face amount of the note component for each unit at maturity
If the value of the index has not increased or has declined at maturity from its initial value and, as a result, the index performance is less than or equal to 0%, or if the index has increased to or above the barrier level of 150% of the initial index value at any time on any day during the observation period, you will receive no cash settlement amount on the call warrant component of the units and will receive only the $11.15 to $11.35 face amount of the note component for each unit, representing a minimum return of 11.50% to 13.50% on the units.

Your appreciation potential is limited by the barrier level	Because your appreciation potential is limited by the barrier level of 150% of the initial index value, the effective maximum cash settlement on the call warrant component is approximately $4.99.

The units will not be listed
None of the units, the notes and the call warrants will be listed on any securities exchange.  There may be little or no secondary market for the units or, if any units are separated into their component notes and call warrants, for the note or call warrant components.  Even if there is a secondary market, it may not provide enough liquidity to allow you to sell the units, the notes or the call warrants easily.  MS & Co. currently intends to act as a market maker for the units (and, if units are separated, for the notes and the call warrants) but is not required to do so.  Because we do not expect that other market makers will participate significantly in the secondary market for the units (or the notes or call warrants), the price at which you may be able to trade your units (or notes or call warrants) is likely to depend on the price, if any, at which MS & Co. is willing to transact.  If at any time MS & Co. were to cease acting as a market maker, it is likely that there would be little or no secondary market for the units (or notes or call warrants).

Market price of the units influenced by many unpredictable factors
Several factors, many of which are beyond our control, will influence the value of the units in the secondary market and the price at which MS & Co. may be willing to purchase or sell the units in the secondary market, including:

• the value of the index at any time, and in particular whether the index has increased to or above the barrier level,

• the volatility (frequency and magnitude of changes in value) of the index,

• interest and yield rates in the market,

•       geopolitical conditions and economic, financial, political and regulatory or judicial events that affect the securities underlying the index, or equity markets generally, and that may affect the final index value,

• the time remaining to the maturity of the units,

• the dividend rate on the stocks underlying the index, and

• any actual or anticipated changes in our credit ratings or credit spreads.

Some or all of these factors will influence the price that you will receive if you sell your units prior to maturity.  For example, you may have to sell your units at a substantial discount from the issue price if at the time of sale the index has increased to or above the barrier level, if the value of the index has declined to or below its initial value or if market interest rates rise.

You cannot predict the future performance of the index or whether the index will be at or above the barrier level at any time during the observation period based on its historical performance.  We cannot guarantee that the index will increase in value and will not increase to or above the barrier level during the observation period so that you will receive a cash settlement amount on the call warrant component and therefore an amount per unit in excess of the $11.15 to $11.35 face amount of the note component.

The units, the notes and the call warrants are subject to our credit risk, and our credit ratings and credit spreads may adversely affect the market value of the units, the notes and the call warrants
Investors are dependent on our ability to pay all amounts due on the units, and if separated from the units, the notes and call warrants, at maturity, and therefore investors are subject to our credit risk and to changes in the market's view of our creditworthiness.  Any decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the value of the units, and if separated from the units, the notes and call warrants.

The inclusion of commissions and projected profit from hedging in the original issue price is likely to adversely affect secondary market prices
Assuming no change in market conditions or any other relevant factors, the price, if any, at which MS & Co. is willing to purchase units (or, if units are separated, the notes or call warrants) in secondary market transactions will likely be lower than the original issue price, since the original issue price included, and secondary market prices are likely to exclude, commissions paid with respect to the units, as well as the projected profit included in the cost of hedging our obligations under the units.  In addition, any such prices may differ from values determined by pricing models used by MS & Co., as a result of dealer discounts, mark-ups or other transaction costs.

Adjustments to the index could adversely affect the value of the units
The publisher of the index can add, delete or substitute the stocks underlying the index, and can make other methodological changes required by certain events relating to the underlying stocks, such as stock dividends, stock splits, spin-offs, rights offerings and extraordinary dividends, that could change the value of the index. Any of these actions could adversely affect the value of the call warrant component, and therefore of the units.

The publisher of the index may discontinue or suspend calculation or publication of the index at any time.  In these circumstances, MS & Co., as the calculation agent, will have the sole discretion to substitute a successor index that is comparable to the discontinued index.  MS & Co. could have an economic interest that is different than that of investors in the units insofar as, for example, MS & Co. is not precluded from considering indices that are calculated and published by MS & Co. or any of its affiliates.  If MS & Co. determines that there is no appropriate successor index, on the automatic exercise date (or any earlier exercise date for a separated call warrant) the final index value will be an amount based on the stocks underlying the discontinued index at the time of such discontinuance, without rebalancing or substitution, computed by MS & Co, as calculation agent, in accordance with the formula for calculating the index closing value last in effect prior to discontinuance of the index.

You have no shareholder rights
As an investor in the units, or, if separated, in the call warrants, you will not have voting rights to receive dividends or other distributions or any other rights with respect to the stocks that underlie the index.

Investing in the units is not equivalent to investing in the index or the stocks constituting the index	Investing in the units, or, if separated, in the call warrants, is not equivalent to investing in the index or its component stocks.

A unit may only be separated into the call warrant component and the note component by investors with brokerage accounts approved for naked options trading
In order to separate any unit into its component note and call warrant after the 90th calendar day following the issue date of the units, your brokerage firm will have to complete the Official Notice of Separation attached to this pricing supplement as Annex A, which will include a representation that you have a brokerage account approved for naked options trading.  You should consult with your financial adviser to determine whether your brokerage account would meet the appropriate options trading requirements.

Furthermore, because a call warrant may only be optionally exercised after it has been separated from a unit, you will not be able to exercise the call warrant component prior to the automatic exercise date unless you have an options-approved brokerage account.  If the index value is higher than its initial index value but below the barrier level on any date after the 90th calendar day following the issue date of the units, investors with options-approved brokerage accounts would have the option to elect to separate the units and exercise the call warrants or transfer them to avoid the risk that the index subsequently declines in value or increases to or above the barrier level.  See also “Risk Factors—Additional Risk Factors Applicable if the Unit Components are Separated.”  Investors without options-approved brokerage accounts will not be able to separate their units and exercise their call warrants prior to maturity.

Additional Risk Factors Applicable if the Unit Components are Separated

Upon separation of the units, the return on your investment in the call warrants will be limited to receipt upon your exercise or upon automatic exercise, of the cash settlement amount, which may be zero.

If, after the 90th calendar day following the issue date of the units, you exercise your right to separate units into their component notes and call warrants, upon your exercise of the call warrants, or upon their automatic exercise on the automatic exercise date, you will receive for the call warrants only the cash settlement amount, which may be zero.  Furthermore, if you sell the call warrant component of a separated unit, you will receive only the value of the call warrant component, which may have little to no value, particularly if the index has previously increased to or above the barrier level.

If you exercise the call warrants prior to the automatic exercise date and the index is significantly lower than the barrier level, you will lose a portion of the value of the call warrant
A portion of the market value of a call warrant at any time depends on the index value at such time relative to the initial index value and is known as the “intrinsic value” of the call warrant.  If at any time, the index value is higher than the initial index value, but below the barrier level, the intrinsic value of the call warrant is positive and the call warrant is considered “in the money”; whereas, if, at any time, the index value is lower than the initial index value or the index has increased to or above the barrier level at any time during the observation period, the intrinsic value of the call warrant is zero and the call warrant is considered “out of the money.”  Another portion of the market value of a call warrant at any time prior to expiration depends on the length of time remaining until the last potential exercise date and is known as the “time value” of the call warrant.  On the pricing date, when the index closing value is the same as the initial index value, the time value of the call warrant represents its entire value; thereafter, the time value generally diminishes until, at expiration or at any time the index has increased to or above the barrier level, the time value of the call warrant is zero.

If an in-the-money call warrant is exercised, rather than sold, prior to expiration, the exercising holder will receive the intrinsic value of the option, in the form of the cash settlement amount, but the remaining time value of the call warrant, if any, will not be realized.  Therefore, depending on market conditions, transaction costs and the level of the index relative to its initial level and to the barrier level, it may be advantageous for any holder of the call warrants to sell rather than exercise a call warrant prior to the expiration date.

If you have a brokerage account approved for naked options trading and have separated your units, and the index has increased in value by approximately 49.999% (corresponding to an index value just below the barrier level) so that you will receive the maximum cash settlement amount possible taking into account the barrier level upon your exercise of a call warrant, the time value of the call warrant will, in effect, be reduced to zero.

Market price of the call warrants influenced by many unpredictable factors
If you elect to separate any units, several factors, many of which are beyond our control, will influence the value of the call warrants in the secondary market and the price at which MS & Co. may be willing to purchase or sell call warrants in the secondary market.  While we expect the level of the index at any time, and particularly whether the index has increased to or above the barrier level at any time to be the most important factor in the price of the call warrants on the secondary market, other important factors include:

• the time remaining to the expiration of the call warrants,

• the volatility (frequency and magnitude of changes in value) of the index,

• interest and yield rates in the market,

• the dividend rate on the stocks underlying the index,

•       geopolitical conditions and economic, financial, political and regulatory or judicial events that affect the securities underlying the index, or equity markets generally, and that may affect the final index value,

• any actual or anticipated changes in our credit ratings or credit spreads.

Some or all of these factors will influence the price that you will receive if you sell your call warrants prior to maturity.

You cannot predict the future performance of the index or whether the index will be at or above the barrier level at any time during the observation period based on its historical performance.  We cannot guarantee that the index performance will be greater than 0% and that the index will not increase to or above the barrier level at any time during the observation period so that you will receive any cash settlement amount on the call warrants.

The value of the notes will depend principally upon market interest rates
If you elect to separate any units, we expect the principal factors contributing to the value of the notes in the secondary market at any time will be the interest and yield rates in the market and the credit rating of Morgan Stanley.  If market interest rates increase, the value of the notes in the secondary market will decrease.  You may not redeem the notes prior to the maturity date, and therefore if you sell the notes prior to maturity, you will receive less, and possibly substantially less, than the $11.15 to $11.35 face amount per note.

General Risk Factors

The economic interests of the calculation agent and other of our affiliates are potentially adverse to your interests
The economic interests of the calculation agent and other of our affiliates are potentially adverse to your interests as an investor in the units.

As calculation agent, MS & Co. will determine the initial index value, the final index value, the index performance, whether the index has increased to or above the barrier level at any time during the observation period and will calculate the cash settlement amount, if any, you will receive on the call warrants.  Determinations made by MS & Co., in its capacity as calculation agent, including with respect to the whether the index has increased to or above the barrier level at any time during the observation period, the occurrence or non-occurrence of market disruption events and the selection of a successor index or calculation of the final index value in the event of a discontinuance of the index, may affect the payout to you on the units.  See the sections of this pricing supplement called “Description of Units, Notes and Call Warrants—Market Disruption Event” and “—Discontinuance of the Index; Alteration of Method of Calculation.”

The original issue price of the units includes the agent’s commissions and certain costs of hedging our obligations under the units.  The subsidiaries through which we hedge our obligations under the units expect to make a profit.  Since hedging our obligations entails risk and may be influenced by market forces beyond our or our subsidiaries’ control, such hedging may result in a profit that is more or less than initially projected.

Hedging and trading activity by the calculation agent and its affiliates could potentially adversely affect the value of the index
MS & Co. and other affiliates of ours will carry out hedging activities related to the units (and possibly to other instruments linked to the index or its component stocks), including trading in the stocks underlying the index as well as in other instruments related to the index.  MS & Co. and some of our other subsidiaries also trade in the stocks underlying the index and other financial instruments related to the index on a regular basis as part of their general broker-dealer and other businesses.  Any of these hedging or trading activities on or prior to the day we price the units for initial sale to the public could potentially increase the initial index value and, as a result, could increase the value at which the index must close on the automatic exercise date before you receive a cash settlement amount with respect to the call warrant component greater than zero.  Additionally, such hedging or trading activities during the term of the units could potentially affect the value of the index and whether the index has increased to or above the barrier level at any time and could affect the index value on the automatic exercise date or an earlier exercise date and, accordingly, the amount of cash you will receive at maturity or upon such earlier exercise of the call warrant if a unit has been separated.

The U.S. federal income tax consequences of an investment in the units are uncertain.
Subject to the discussion in this pricing supplement under the section entitled “United States Federal Taxation,” each unit should be treated as a separable unit consisting of the zero-coupon note and the call warrant on the underlying index.  However, due to the absence of authorities that directly address the proper treatment of the units, no assurance can be given that the Internal Revenue Service (the “IRS”) will accept, or that a court will uphold, this treatment.  In particular, the IRS could seek to treat each unit for U.S. federal income tax purposes as a single debt instrument subject to Treasury regulations governing contingent payment debt instruments (the “Contingent Debt Regulations”).  If the IRS were successful in asserting that the Contingent Debt Regulations applied to the units, the timing and character of income recognized by a U.S. Holder (as defined in “United States Federal Taxation” in this pricing supplement) would be significantly affected.  Among other things, a U.S. Holder would be required to include in income during the term of a unit an amount of original issue discount based on the “comparable yield” for a fixed-rate debt instrument with an issue price and term equal to those of a unit.  Thus, the application of the Contingent Debt Regulations to the units generally would result in the U.S. Holder recognizing amounts of original issue discount over the term of the units that are greater than would be recognized if the units were treated as described herein.  In addition, any gain realized by a U.S. Holder at maturity or upon a sale or other disposition of the units would generally be treated as ordinary income, and any loss realized at maturity would be treated as ordinary loss to the extent of the U.S. Holder’s prior accruals of original issue discount, and as capital loss thereafter.  Both U.S. and non-U.S. investors considering an investment in the units should read “United States Federal Taxation” in this pricing supplement and consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the units.

DESCRIPTION OF UNITS, NOTES AND CALL WARRANTS

Terms not defined herein have the meanings given to such terms in the accompanying prospectus supplement.  The term “Unit” refers to each unit of the Minimum Return Barrier Capital Protected Units Each Consisting of a Zero-Coupon Note and a Barrier Call Warrant on the S&P 500 Index issued pursuant to the Unit Agreement dated August 29, 2008 among Morgan Stanley, The Bank of New York Mellon, as Unit Agent, as Trustee and Paying Agent under the Senior Indenture, and as Warrant Agent under the Warrant Agreement dated November 1, 2004 between us and The Bank of New York Mellon (as successor to JPMorgan Chase Bank, N.A. (the “Warrant Agreement”).  The principal provisions of the Unit Agreement are described in the accompanying prospectus dated December 23, 2008 in the section entitled “Description of Units—Significant Provisions of the Unit Agreement Without Holders’ Obligations” subject to the terms described under “—The Units” below.  The term “Note” refers to each $11.15 to $11.35 face amount of our zero-coupon notes issued pursuant to our Senior Indenture and described under “—The Notes” below.  The term “Call Warrant” refers to each $10 notional amount of our Barrier Call Warrants on the S&P 500 Index issued pursuant to the Warrant Agreement and described under “—The Call Warrants” below.  In this pricing supplement, the terms “we,” “us” and “our” refer to Morgan Stanley.

The Units

Aggregate Number of Units

Aggregate Price to Public of Units

Original Issue Date	January , 2009

Pricing Date	January , 2009

Final Payment Date
January 30, 2012, provided that if the determination of the Final Index Value is postponed as set forth under “—The Call Warrants—Exercise Date” the Final Payment Date will be the third Business Day following the day on which the Final Index Value is determined as so postponed; provided further, that no additional amount shall be due or be paid as a result of any such postponement of the Final Payment Date.

Specified Currency	U.S. dollars

Unit CUSIP Number	617483482

Issue Price	$10 per Unit

Minimum Purchase Amount	100 Units

Final Payment on the Units
On the Final Payment Date, upon delivery of an unseparated Unit to the Unit Agent, we will pay with respect to each such Unit an amount in cash equal to the $11.15 to $11.35 Face Amount of the Note (with the actual Face Amount to be determined on the Pricing Date) plus the Cash Settlement Amount, if any, with respect to the Call Warrant, as determined by the Calculation Agent and as set out under “—The Call Warrants—Cash Settlement Amount” below.

We shall, or shall cause the Calculation Agent to (i) provide written notice to the Unit Agent and to The Depository Trust Company, which we refer to as DTC, of the amount of cash to be delivered with respect to each Unit, on or prior to 10:30 a.m. (New York City time) on the Trading Day preceding the Final Payment Date (but if such Trading Day is not a Business Day, prior to the close of business on the Business Day preceding the Final Payment Date), and (ii) deliver the aggregate cash amount due with respect to the Units to the Unit Agent for delivery to DTC, as holder of the Units, on the Final Payment Date.  We expect such amount of cash will be distributed to investors on the Final Payment Date in accordance with the standard rules and procedures of DTC and its direct and indirect participants.  See “—General Information—Book-Entry Units, Notes and Call Warrants” below, and see “Forms of Securities —The Depositary” in the accompanying prospectus.

Note Component	The Note Component refers to each Note issued by Morgan Stanley as described under “The Notes” below.

Call Warrant Component	The Call Warrant Component refers to each Call Warrant described under “The Call Warrants” below.

Initial Separation Notice Date
The 90th calendar day following the Original Issue Date; provided that if such date is not a Business Day, the immediately succeeding Business Day will be the Initial Separation Notice Date.  The Units may not be separated prior to the Initial Separation Notice Date.

Separating the Units	To separate a Unit into a Note and a Call Warrant, you must instruct your broker or other person with whom you hold your Units to take the following steps through DTC:

•   fill out an Official Notice of Separation, which will include a representation by you that you have a brokerage account approved for naked options trading (upon which representation the Issuer, the Calculation Agent and the Unit Agent may conclusively rely) and which is attached as Annex A to this pricing supplement, and deliver your Official Notice of Separation to the Unit Agent, the Calculation Agent and to us by no later than 10:00 a.m. (New York City time) on any Trading Day that is also a Business Day;

• inform the Unit Agent by telephone and the Calculation Agent by fax by no later than 10:00 a.m. (New York City time) on that day of your intention to exercise your separation right;

•   transfer your book-entry interest in the Units to the Unit Agent by no later than 5:00 p.m. (New York City time) on the second Business Day following the date on which the Official Notice of Separation is given.

Upon due and timely completion of these steps, your book-entry interest in the Units will be exchanged into a book-entry interest in one Note and one Call Warrant per separated Unit, generally within one Business Day of the due completion of all of the steps set forth above  (the date of such exchange, the “Separation Date”).

If your brokerage firm has given an Official Notice of Separation to us, to the Calculation Agent or to the Unit Agent after 10:00 a.m. (New York City time) on any Business Day, the notice will be deemed to have been given on the following Business Day.  You will first be able to exercise or transfer your Call Warrants on the first Trading Day immediately succeeding the Separation Date.

Once received by the Unit Agent, the Calculation Agent or us, the Official Notice of Separation is irrevocable.  If your Official Notice of Separation is given to us, the Calculation Agent or to the Unit Agent after 10:00 a.m. (New York City time) on January 19, 2012, your notice will not be effective.

Payment in case of an Event of Default
In the case of an event of default with respect to the Note Component and the acceleration thereof under the Senior Indenture, the Units will become immediately due and payable and the amount due and payable for each Unit will be the sum of the amounts due and payable on the Note Component and the Call Warrant Component, respectively, (the “Unit Acceleration Amount”). See “The Notes—Payment in case of Event of Default” and “The Call Warrants—Payment in case of Event of Default” below.

If the payment on the Units is accelerated because of an event of default as described above, we shall, or shall cause the Calculation Agent to, provide written notice to the Unit Agent at its New York office, on which notice the Unit Agent may conclusively rely, and to DTC of the Unit Acceleration Amount and the aggregate cash amount due with respect to the Units as promptly as possible and in no event later than two Business Days after the date of acceleration.

Trading Day
A day, as determined by the Calculation Agent, on which trading is generally conducted on the New York Stock Exchange LLC (“NYSE”), The NASDAQ Stock Market LLC, the Chicago Mercantile Exchange and the Chicago Board of Options Exchange and in the over-the-counter market for equity securities in the United States.

The Notes

Face Amount	$11.15 to $11.35 per Note. The actual Face Amount will be determined on the Pricing Date.

Nominal Issue Price	per Note. The Nominal Issue Price of the Notes will be determined on the Pricing Date.

Periodic Interest Payments	None

Maturity Date	January 30, 2012

Payment at Maturity
$11.15 to $11.35 per Note.  If (A) the Note Component has not been separated from the Unit, upon the delivery of the Unit to the Unit Agent or (B) if the Note Component has been previously separated from the Unit, upon the delivery of a Note to the

Trustee, we will pay with respect to each such Note an amount in cash equal to the Face Amount of the Note.

We shall, or shall cause the Calculation Agent to deliver the aggregate cash amount due with respect to the Notes to the Trustee for delivery to DTC, as holder of the Units or the Notes, as applicable, on the Maturity Date.  We expect such amount of cash will be distributed to investors on the Final Payment Date (with respect to the Units) or on the Maturity Date (with respect to any Note held separately from a Unit) in accordance with the standard rules and procedures of DTC and its direct and indirect participants.  See “—Book-Entry Units, Notes and Call Warrants” below, and see “Forms of Securities —The Depositary” in the accompanying prospectus.

Payment in case of Event of Default
In case an event of default with respect to the Notes shall have occurred and be continuing, the amount declared due and payable for each Note upon an acceleration of the Notes (the “Note Acceleration Amount”) will be calculated according to the procedures for determining the amount due and payable upon an acceleration of a discount debt security set forth under “Description of Debt Securities—Discount Debt Securities” in the accompanying prospectus dated December 23, 2008.  Because the Notes are zero-coupon notes, they are considered to be issued with original issue discount based on the Nominal Issue Price.  The amount due upon an acceleration will be an amount less than the Face Amount and will be based on the Nominal Issue Price and the amount of original issue discount that has accrued to the date of acceleration.

Note CUSIP	617482DW1

Senior Note or Subordinated Note	Senior

Trustee	The Bank of New York Mellon (as successor to JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank)).

The Call Warrants

Title	Barrier Call Warrants on the S&P 500 Index

Notional Amount	$10 per Call Warrant

Exercising the Call Warrants	The Call Warrants may only be optionally exercised or transferred after the Units have been separated.

With respect to Call Warrants that have been previously separated from the Units (as set out under “Description of Units, Notes and Call Warrants—The Units—Separating the Units,” above), you may exercise such Call Warrants on any Notice Date after the Separation Date for such Call Warrants following the Initial Separation Notice Date and on or before January 25, 2012, by instructing your broker or other person through whom you hold your Call Warrants to take the following steps through DTC:

(i) the completion and delivery to us, the Warrant Agent and the Calculation Agent through your participant at DTC, of an Official Notice of Exercise (in the form of Annex B attached hereto) by no later than 10:00 a.m. (New York City time) on such date,

(ii) telephonic notification of the Warrant Agent and notification by fax of the Calculation Agent by no later than 10:00 a.m. (New York City time) on such date and

(iii) instruction to your broker or the participant through which you own your interest in the Call Warrants to transfer your book entry interest in the Call Warrants to the Warrant Agent on our behalf by no later than 5:00 p.m. (New York City time) on the second Business Day following the Notice Date,

Upon due and timely completion of these steps, the Call Warrants specified in your Official Notice of Exercise will be exercised on the applicable Exercise Date (see “—Exercise Date” below) and you will receive the Cash Settlement Amount, if any.  See “—Cash Settlement Amount” below.

We will pay you the Cash Settlement Amount, if any, due upon the exercise of a Call Warrant on the Call Warrant Settlement Date.  Once received by the Warrant Agent, the Calculation Agent or us, the Official Notice of Exercise is irrevocable.

Automatic Exercise	If the Call Warrants have not been previously exercised, they will be automatically exercised on the Automatic Exercise Date, whether or not previously separated from the Units.

Payment upon Exercise	The Payment upon any exercise of the Call Warrants will be the Cash Settlement Amount.

We shall, or shall cause the Calculation Agent to (i) provide written notice to the Warrant Agent and to DTC, of the amount of cash to be delivered with respect to each exercised Call Warrant, on or prior to 10:30 a.m. (New York City time) on the Trading Day preceding the applicable Call Warrant Settlement Date (but if such Trading Day is not a Business Day, prior to the close of business on the Business Day preceding the Call Warrant Settlement Date), and (ii) deliver the aggregate cash amount due with respect to all Call Warrants exercised on any Exercise Date to the Warrant Agent for delivery to DTC, as holder of the Call Warrants, on the applicable Call Warrant Settlement Date.  We expect such amount of cash will be distributed to investors on the applicable Call Warrant Settlement Date in accordance with the standard rules and procedures of DTC and its direct and indirect participants.  See “—Book-Entry Units, Notes and Call Warrants” below, and see “Forms of Securities—The Depositary” in the accompanying prospectus.  With respect to any Call Warrant that has not been separated from a Unit, such notice shall be given and such delivery shall be made to the Unit Agent at the time indicated under “The Units—Final Payment on the Units.”

Call Warrant Settlement Date
With respect to any exercised Call Warrant, the Call Warrant Settlement Date will be the third Business Day following the Exercise Date for such Call Warrant, provided that with respect to the Automatic Exercise of any Call Warrant, the Call Warrant Settlement Date shall be January 30, 2012, provided further that if the date for determining the Final Index Value for a Call Warrant is postponed as set out under “—Exercise Date” below, the Call Warrant Settlement Date will be the third Business Day following the date the Final Index Value is actually determined.

Cash Settlement Amount	The Cash Settlement Amount will be equal to:

If the Index Value at all times during the Observation Period is below the Barrier Level, (i) $10 times (ii) the Index Performance times (iii) the Participation Rate.

If the Index Value at any time on any day during the Observation Period has increased to or above the Barrier Level, $0.

If the Final Index Value is less than or equal to the Initial Index Value, the Cash Settlement Amount will be $0.

In no event will the Cash Settlement Amount be less than $0. The Calculation Agent will calculate the Cash Settlement Amount on the applicable Exercise Date.

Barrier Level	, which is 150% of the Initial Index Value.

Observation Period
The period of regular trading hours on each Index Business Day on which there is no Market Disruption Event with respect to the Index, beginning on and including the Index Business Day immediately following the Pricing Date and ending on, and including the date on which the Final Index Value is determined.

Index Value
The Index Value at any time on any day during the Observation Period will be determined by the Calculation Agent and will be the value of the Index published at such time on such day on Bloomberg under ticker symbol “SPX,” or in the case of any Successor Index, the Bloomberg ticker symbol for any such Successor Index.

Participation Rate	100%

Index Performance
The Index Performance is a fraction, the numerator of which will be the Final Index Value minus the Initial Index Value and the denominator of which will be the Initial Index Value.  The Index Performance is described by the following formula:

(Final Index Value - Initial Index Value) Initial Index Value

Initial Index Value	The Initial Index Value will equal the Index Closing Value on the Pricing Date; provided that, if such date is not an Index Business Day or if a Market Disruption Event occurs on such date, the Initial Index Value will be determined on the immediately succeeding Index Business Day on which no Market Disruption Event shall have occurred; provided further that if a Market Disruption Event has occurred on each of the five Index Business Days immediately succeeding the Pricing Date, the Calculation Agent will determine the Initial Index Value on such fifth succeeding Index Business Day in accordance with the formula for calculating the value of the Index last in effect prior to the commencement of the Market Disruption Event, without rebalancing or substitution, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) on such fifth succeeding Index Business Day of each security most recently constituting the Index.

Index Closing Value
The Index Closing Value on any Index Business day will be determined by the Calculation Agent and will equal the closing value of the Index published at the regular weekday close of trading on any Index Business Day, as published by the Index Publisher.

Final Index Value
The Final Index Value will equal the Index Closing Value for the Index or the closing value for any respective Successor Index (as defined under “—Discontinuance of the Index; Alteration of Method of Calculation” below) on the Exercise Date, subject to the occurrence of a Market Disruption Event as described below under “—Exercise Date.”  In certain circumstances, such closing value will be based on the alternate calculation of the Index described under “—Discontinuance of the Index; Alteration of Method of Calculation.”

Exercise Date	(i) for each Call Warrant that has not been previously exercised, whether or not previously separated from a Unit, the Automatic Exercise Date; or

(ii) if a Unit has previously been separated into a Note and a Call Warrant, the Exercise Date for the Call Warrant shall be the Notice Date;

provided that, if such date is not an Index Business Day or if a Market Disruption Event occurs on such date, the Final Index Value will be determined on the immediately succeeding Index Business Day on which no Market Disruption Event shall have occurred; provided further that if a Market Disruption Event has occurred on each of the five Index Business Days immediately succeeding the Exercise Date, the Calculation Agent will determine the Final Index Value on such fifth succeeding Index Business Day in accordance with the formula for calculating the value of the Index last in effect prior to the commencement of the Market Disruption Event, without rebalancing or substitution, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) on such fifth succeeding Index Business Day of each security most recently constituting the Index.

Automatic Exercise Date	January 26, 2012

Notice Date
Any Trading Day that is also a Business Day on which your brokerage firm has duly completed and delivered to us, the Warrant Agent and the Calculation Agent an Official Notice of Exercise and have made telephonic notification to the Warrant Agent and notification thereof by fax to the Calculation Agent, in each case, by no later than 10:00 a.m. (New York City time), as described under “—Exercising the Call Warrants” above; provided that such Trading Day falls during the period commencing on the Trading Day following the Separation Date for the Call Warrants to be exercised and ending at 10:00 a.m. (New York City time) on January 25, 2012.  If the Official Notice of Exercise is given after 10:00 a.m. (New York City time) on a Trading Day, or, on a day that is not a Trading Day or a Business Day, the Notice Date will be the first Trading Day that is also a Business Day following the date on which the Official Notice of Exercise is given.

Index Business Day
A day, as determined by the Calculation Agent, on which trading is generally conducted on each of the Relevant Exchange(s) for the Index, other than a day on which trading on such exchange(s) is scheduled to close prior to the time of the posting of its regular final weekday closing price.

Index Publisher	Standard & Poor’s, a Division of the McGraw-Hill Companies, Inc., or any respective successor publisher of the Index.

Market Disruption Event	Market Disruption Event means:

(i) the occurrence or existence of a suspension, absence or material limitation of trading of securities then constituting 20 percent or more of the level of the Index (or the Successor Index) on the Relevant Exchange(s) for such securities for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such Relevant Exchange(s); or a breakdown or failure in the price and trade reporting systems of any Relevant Exchange as a result of which the reported trading prices for securities then constituting 20 percent or more of the level of the Index (or the Successor Index) during the last one-half hour preceding the close of the principal trading session on such Relevant Exchange(s) are materially inaccurate; or the suspension, material limitation or absence of trading on any major securities market for trading in futures or options contracts or exchange traded funds related to the Index (or the Successor Index) for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such market, in each case as determined by the Calculation Agent in its sole discretion; and

(ii) a determination by the Calculation Agent in its sole discretion that any event described in clause (i) above materially interfered with our ability or the ability of any of our affiliates to unwind or adjust all or a material portion of the hedge position with respect to the Call Warrants being exercised on the relevant Exercise Date or Automatic Exercise Date, as applicable.

For the purpose of determining whether a Market Disruption Event exists at any time, if trading in a security included in the Index is materially suspended or materially limited at that time, then the relevant percentage contribution of that security to the value of the Index shall be based on a comparison of (x) the portion of the value of the Index attributable to that security relative to (y) the overall value of the Index, in each case immediately before that suspension or limitation.

For purposes of determining whether a Market Disruption Event exists at any time: (1) a limitation on the hours or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the Relevant Exchange or market, (2) a decision to permanently discontinue trading in the relevant futures or options contract or exchange traded fund will not constitute a Market Disruption Event, (3) a suspension of trading in futures or options contracts on the Index by the primary securities market trading in such contracts by reason of (A) a price change exceeding limits set by such exchange or market, (B) an imbalance of orders relating to such contracts or (C) a disparity in bid and ask quotes relating to such contracts will constitute a suspension, absence or material limitation of trading in futures or options contracts related to the Index and (4) a “suspension, absence or material limitation of trading” on any Relevant Exchange or on the primary market on which futures or options contracts related to the Index are traded will not include any time when such market is itself closed for trading under ordinary circumstances.

Relevant Exchange
The primary exchange(s) or market(s) of trading for (i) any security then included in the Index, or any successor index, and (ii) any futures or options contracts related to the Index or to any security then included in the Index.

Discontinuance of the Index;
Alteration of Method of Calculation
If the publication of the Index is discontinued and a successor or substitute index that MS & Co., as the Calculation Agent, determines, in its sole discretion, to be comparable to the discontinued Index (such index being referred to herein as a “Successor Index”) is published, then any subsequent Index Closing Value or Index Value will be determined, in the case of the Index Closing Value, by reference to the value of such Successor Index at the regular official weekday close of the principal trading session of the Relevant Exchange or market for the Successor Index on the date that an Index Closing Value is to be determined, and, in the case of the Index Value, by reference to the value of such Successor Index at any time at which the Index Value must be determined.

If the publication of the Index is discontinued and such discontinuance is continuing at any time when an Index Closing Value or the Index Value is to be determined and the Calculation Agent determines, in its sole discretion, that no Successor Index is available at such time, then the Calculation Agent will determine the Index Closing Value or the Index Value at such time in accordance with the formula for calculating the Index last in effect prior to such discontinuance, without rebalancing or substitution, using the price at such time (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the price that would have prevailed but for such suspension or limitation) of each security most recently comprising the Index on the Relevant Exchange.

Notwithstanding these alternative arrangements, discontinuance of the publication of the Index may adversely affect the value of the Call Warrants, or for those Units that have not been separated, the Units.

Upon any selection by the Calculation Agent of a Successor Index, the Calculation Agent will cause written notice thereof to be furnished to the Unit Agent, to the Warrant Agent, to Morgan Stanley and to DTC, as holder of the Units or the Call Warrants, as applicable, within three Trading Days of such selection.  We expect that such notice will be made available to you, as a beneficial owner of the Units or the Call Warrants, as applicable, in accordance with the standard rules and procedures of DTC and its direct and indirect participants.

If at any time the method of calculating the Index or a Successor Index, or the value thereof, is changed in a material respect, or if the Index or a Successor Index is in any other way modified so that such index does not, in the sole opinion of MS & Co., as the Calculation Agent, fairly represent the value of the Index or such Successor Index had such changes or modifications not been made, then, from and after such time, the Calculation Agent will, at any time at which the Index Value or the Index Closing Value is to be determined, make such calculations and adjustments as, in the good faith judgment of the Calculation Agent, may be necessary in order to arrive at a value of an index comparable to the Index or a Successor Index, as the case may be, as if such changes or modifications had not been made, and the Calculation Agent will determine the Index Value and Final Index Value, as adjusted.  Accordingly, if the method of calculating the Index or a Successor Index is modified so that the value of such index is a fraction of what it would have been if it had not been modified (e.g., due to a split in the index), then the Calculation Agent will adjust such index in order to arrive at a value of the Index or such Successor Index as if it had not been modified (i.e., as if such split had not occurred).

Alternate Exercise Calculation
in Case of an Event of Default
In case an event of default with respect to the Notes shall have occurred and be continuing, the payment on the Call Warrants will be accelerated upon acceleration of the Notes and the amount declared due and payable for each Call Warrant upon any such acceleration (the “Call Warrant Acceleration Amount”), if any, will be determined by the Calculation Agent solely by reference to the value (the “Alternate Value Amount”) of the Call Warrant as of the date of acceleration for the Notes (the “Acceleration

Date”).  The Alternate Value Amount will be determined by the Calculation Agent and will be the greater of (i) the mean of the bid prices for an option with identical terms to the Call Warrant, save for this acceleration feature (such bids to assume the option is currently exercisable) on such day obtained from three recognized dealers and (ii) the bid price of MS & Co. or any of its affiliates.  If the Calculation Agent is unable to obtain three bid prices, the Alternate Value Amount will be determined by the Calculation Agent in its sole discretion.  The Alternate Value Amount will be paid on each Call Warrant on the third Business Day following the Acceleration Date.

If the payment on the Call Warrants is accelerated because of an event of default on the Notes as described above, we shall, or shall cause the Calculation Agent to, provide written notice to the Warrant Agent at its New York office, on which notice the Warrant Agent may conclusively rely, and to DTC of the Call Warrant Acceleration Amount and the aggregate cash amount due with respect to the Call Warrants as promptly as possible and in no event later than two Business Days after the Acceleration Date.  With respect to any Call Warrant Component of a Unit that has not been separated, such notice shall be given and such delivery shall be made to the Unit Agent at its New York office.

Call Warrant CUSIP	617483490

Warrant Agent	The Bank of New York Mellon (as successor to JPMorgan Chase Bank N.A.)

General Information

Book Entry Units, Notes and Call Warrants
The Units will be issued in the form of one or more fully registered global securities which will be deposited with, or on behalf of, DTC and will be registered in the name of a nominee of DTC.  DTC’s nominee will be the only registered holder of the Units.  Your beneficial interest in the Units will be evidenced solely by entries on the books of the securities intermediary acting on your behalf as a direct or indirect participant in DTC.

If you elect to separate your Units, as described under “—Separating the Units” above, the Notes and Call Warrants you receive will also be represented by one or more fully registered global securities deposited with or on behalf of DTC and registered in the name of a nominee of DTC.  You beneficial interest in any Notes and/or Call Warrants will be evidenced solely by entries on the books of the securities intermediary acting on your behalf as a direct or indirect participant in DTC.

In this pricing supplement, all references to payments or notices to you will mean payments or notices to DTC, as the registered holder of the Units, Notes or Call Warrants, as applicable, for distribution to participants in accordance with DTC’s procedures.

For more information regarding DTC and book entry units, please read “Description of Units—Book Entry Units,” “Description of Warrants—Book Entry Warrants” in the accompanying prospectus supplement and “Form of Securities—The Depositary” and “—Global Securities—Registered Global Securities” in the accompanying prospectus.

Business Day	Business Day shall have the meaning given to “business day” in the accompanying prospectus supplement.

Unit Agent	The Bank of New York Mellon

Agent for this Offering of Units	Morgan Stanley & Co. Incorporated and its successors (“MS & Co.”)

Calculation Agent	MS & Co. and its successors

All determinations made by the Calculation Agent will be at the sole discretion of the Calculation Agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you, the Unit Agent, the Warrant Agent, the Trustee and us.

All calculations with respect to the Initial Index Value, the Index Value, the Final Index Value, the Index Performance and the Cash Settlement Amount, if any, have been and will be made by the Calculation Agent and have been and will be rounded to the nearest one billionth, with five ten-billionths rounded upward (e.g., .9876543215 would be rounded to .987654322); all dollar amounts related to determination of the amount of cash payable per Unit, Note or Call Warrant will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., .76545 would be rounded up to .7655); and all dollar amounts paid on the aggregate number of Units will be rounded to the nearest cent, with one-half cent rounded upward.

Because the Calculation Agent is our affiliate, the economic interests of the Calculation Agent and its affiliates may be adverse to your interests as an investor in the Units, including with respect to certain determinations and judgments that the Calculation Agent must make in determining the Index Value at any time during the Observation Period, the Final Index Value, the Index Performance, the Cash Settlement Amount or whether a Market Disruption Event has occurred.  See “—Index Closing Value”, “—Market Disruption Event” and “—Discontinuance of the Index; Alteration of Method of Calculation” above.  MS & Co. is obligated to carry out its duties and functions as Calculation Agent in good faith and using its reasonable judgment.

Use of Proceeds and Hedging
The net proceeds we receive from the sale of the Units will be used for general corporate purposes and, in part, in connection with hedging our obligations under the Units through one or more of our subsidiaries.  The original issue price of the Units includes the Agent’s Commissions (as shown on the cover page of this pricing supplement) paid with respect to the Units and the cost of hedging our obligations under the Units.  The cost of hedging includes the projected profit that our subsidiaries expect to realize in consideration for assuming the risks inherent in managing the hedging transactions.  Since hedging our obligations entails risk and may be influenced by market forces beyond our or our subsidiaries’ control, such hedging may result in a profit that is more or less than initially projected, or could result in a loss.  See also “Use of Proceeds” in the accompanying prospectus.

On or prior to the Pricing Date, we, through our subsidiaries or others, expect to hedge our anticipated exposure in connection with the Units by taking positions in the stocks underlying the Index, in futures or options contracts on the Index or its component securities listed on major securities markets, or instruments that we may wish to use in connection with such hedging.  Such purchase activity could potentially increase the value of the Index, and, therefore, the value at which the Index must close on the Exercise Date before you would receive at maturity a payment in excess of the $10 face amount of the Note Component per Unit.  In addition, through our subsidiaries, we are likely to modify our hedge position throughout the life of the Units, including on the Exercise Date, by purchasing and selling the stocks underlying the Index, futures or options contracts on the Index or its component stocks listed on major securities markets, or positions in any other available securities or instruments that we may wish to use in connection with such hedging activities, including by selling any such securities, futures or options contracts, or instruments on the Exercise Date.  We cannot give any assurance that our hedging activities will not affect the value of the Index and, therefore, affect whether the Index Value at any time during the Observation Period has increased to or above the Barrier Level, or adversely affect the value of the Index on the Exercise Date or the payment that you will receive at maturity.

The Index
We have derived all information contained in this pricing supplement regarding the Index including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information, and we have not participated in the preparation of, or verified, such publicly available information.  Such information reflects the policies of, and is subject to change by, the Index Publisher.

The S&P 500 Index is intended to provide a performance benchmark for the U.S. equity markets.  The calculation of the value of the S&P 500 Index (discussed below in further detail) is based on the relative value of the aggregate Market Value (as defined below) of the common stocks of 500 companies (the “Component Stocks”) as of a particular time as compared to the aggregate average Market Value of the common stocks of 500 similar companies during the base period of the years 1941 through 1943.  The “Market Value” of any Component Stock is the product of the market price per share and the number of the then outstanding shares of such Component Stock.  The 500 companies are not the 500 largest companies listed on the NYSE and not all 500 companies are listed on such exchange.  S&P chooses companies for inclusion in the S&P 500 Index with an aim of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the common stock population of the U.S. equity market.  S&P may from time to time, in its sole discretion, add companies to, or delete companies from, the S&P 500 Index to achieve the objectives stated above.  Relevant criteria employed by S&P include the viability of the particular company, the extent to which that company represents the industry group to which it is assigned, the extent to which the company’s common stock is widely-held and the Market Value and trading activity of the common stock of that company.

The S&P 500 Index has adopted a float adjustment methodology so that the S&P 500 Index reflects only those shares that are generally available to investors in the market rather than all of a company’s outstanding shares.  The float adjustment methodology excludes shares that are closely held by other publicly traded companies, venture capital firms, private equity firms, strategic partners or leveraged buyout groups; government entities; or other control groups, such as a company’s own current or former officers, board members, founders, employee stock ownership plans or other investment vehicles controlled by the company or such other persons.

The S&P 500 Index is calculated using a base-weighted aggregate methodology: the level of the S&P 500 Index reflects the total Market Value of all 500 Component Stocks relative to the S&P 500 Index’s base period of 1941-43 (the “Base Period”).

An indexed number is used to represent the results of this calculation in order to make the value easier to work with and track over time.

The actual total Market Value of the Component Stocks during the Base Period has been set equal to an indexed value of 10.  This is often indicated by the notation 1941-43=10.  In practice, the daily calculation of the S&P 500 Index is computed by dividing the total Market Value of the Component Stocks by a number called the “Index Divisor.”  By itself, the S&P 500 Index Divisor is an arbitrary number.  However, in the context of the calculation of the S&P 500 Index, it is the only link to the original base period value of the S&P 500 Index.  The S&P 500 Index Divisor keeps the S&P 500 Index comparable over time and is the manipulation point for all adjustments to the S&P 500 Index (“Index Maintenance”).

Index maintenance includes monitoring and completing the adjustments for company additions and deletions, share changes, stock splits, stock dividends, and stock price adjustments due to company restructurings or spin-offs.

To prevent the value of the S&P 500 Index from changing due to corporate actions, all corporate actions which affect the total Market Value of the S&P 500 Index require an Index Divisor adjustment.  By adjusting the S&P 500 Index Divisor for the change in total Market Value, the value of the S&P 500 Index remains constant.  This helps maintain the value of the S&P 500 Index as an accurate barometer of stock market performance and ensures that the movement of the S&P 500 Index does not reflect the corporate actions of individual companies in the S&P 500

Index. All Index Divisor adjustments are made after the close of trading and after the calculation of the closing value of the S&P 500 Index. Some corporate actions, such as stock splits and stock dividends, require simple changes in the common shares outstanding and the stock prices of the companies in the S&P 500 Index and do not require Index Divisor adjustments.

The table below summarizes the types of Index maintenance adjustments and indicates whether or not an Index Divisor adjustment is required.

Type of Corporate Action	Adjustment Factor	Divisor Adjustment Required
Stock split (e.g., 2-for-1)	Shares Outstanding multiplied by 2; Stock Price divided by 2	No

Share issuance (i.e., change ≥ 5%)	Shares Outstanding plus newly issued Shares	Yes

Share repurchase (i.e., change ≥ 5%)	Shares Outstanding minus Repurchased Shares	Yes

Special cash dividends	Share Price minus Special Dividend	Yes

Company Change	Add new company Market Value minus old company Market Value	Yes

Rights Offering	Price of parent company minus	Yes
Price of Rights Right Ratio

Spin-Off	Price of parent company minus	Yes
Price of Spin-off Co. Share Exchange Ratio

Stock splits and stock dividends do not affect the Index Divisor of the Index, because following a split or dividend both the stock price and number of shares outstanding are adjusted by S&P so that there is no change in the Market Value of the Component Stock.  All stock split and dividend adjustments are made after the close of trading on the day before the ex-date.

Each of the corporate events exemplified in the table requiring an adjustment to the Index Divisor has the effect of altering the Market Value of the Component Stock and consequently of altering the aggregate Market Value of the Component Stocks (the “Post-Event Aggregate Market Value”).  In order that the level of the Index (the “Pre-Event Index Value”) not be affected by the altered Market Value (whether increase or decrease) of the affected Component Stock, a new Index Divisor (“New Divisor”) is derived as follows:

Post-Event Aggregate Market Value New Divisor	=	Pre-Event Index Value

New Divisor	=	Post-Event Market Value Pre-Event Index Value

A large part of the Index maintenance process involves tracking the changes in the number of shares outstanding of each of the Index companies.  Four times a year, on a Friday close to the end of each calendar quarter, the share totals of companies in the Index are updated as required by any changes in the number of shares outstanding.  After the totals are updated, the Index Divisor is adjusted to compensate for the net change in the total Market Value of the Index.  In addition, any changes over 5% in the current common shares outstanding for the Index companies are carefully reviewed on a weekly basis, and when appropriate, an immediate adjustment is made to the Index Divisor.

Historical Chart
The following graph shows the historical intraday high, low and close values of the Index during the period from January 1, 2004 through January 9, 2009.  The graph does not attempt to show your expected return on an investment in the Units.  The historical values of the Index should not be taken as an indication of its future performance.

Historical Information
The following table sets forth the published high and low Index Closing Values for the Index, as well as end-of-quarter Index Closing Values for each quarter in the period from January 1, 2004 through January 9, 2009.  The Index Closing Value on January 9, 2008 was 890.35.  We obtained the information in the tables below from Bloomberg Financial Markets, without independent verification.  The historical values of the Index should not be taken as an indication of future performance. The Index Value at any time may be equal to or greater than the Barrier Level or the Final Index Value of the Index may be lower on the Exercise Date than the Initial Index Value so that you will receive no Cash Settlement Amount on the Call Warrants.  We cannot give you any assurance that you will receive any Cash Settlement Amount on the Call Warrants.

S&P 500 Index Historical High, Low and Period End Index Closing Values January 1, 2004 through January 9, 2009

	High	Low	Period End
2004
First Quarter	1,157.76	1,091.33	1,126.21
Second Quarter	1,150.57	1,084.10	1,140.84
Third Quarter	1,129.30	1,063.23	1,114.58
Fourth Quarter	1,213.55	1,094.81	1,211.92
2005
First Quarter	1,225.31	1,163.75	1,180.59
Second Quarter	1,216.96	1,137.50	1,191.33
Third Quarter	1,245.04	1,194.44	1,228.81
Fourth Quarter	1,272.74	1,176.84	1,248.29
2006
First Quarter	1,307.25	1,254.78	1,294.83
Second Quarter	1,325.76	1,223.69	1,270.20
Third Quarter	1,339.15	1,234.49	1,335.85
Fourth Quarter	1,427.09	1,331.32	1,418.30
2007
First Quarter	1,459.68	1,374.12	1,420.86
Second Quarter	1,539.18	1,424.55	1,503.35
Third Quarter	1,553.08	1,406.70	1,526.75
Fourth Quarter	1,565.15	1,407.22	1,468.36
2008
First Quarter	1,447.16	1,273.37	1,322.70
Second Quarter	1,426.63	1,278.38	1,280.00
Third Quarter	1,305.32	1,106.39	1,166.36
Fourth Quarter	1,161.06	752.44	903.25
2009
First Quarter (through January 9, 2008)	934.70	890.35	890.35

License Agreement Between S&P
and Morgan Stanley
S&P and Morgan Stanley have entered into a non-exclusive license agreement providing for the license to Morgan Stanley, and certain of its affiliated or subsidiary companies, in exchange for a fee, of the right to use the S&P 500 Index, which is owned and published by S&P, in connection with securities, including the Units.

The license agreement between S&P and Morgan Stanley provides that the following language must be set forth in this pricing supplement:

The Units are not sponsored, endorsed, sold or promoted by S&P.  S&P makes no representation or warranty, express or implied, to the holders of the Units or any member of the public regarding the advisability of investing in financial investments generally or in the Units particularly, or the ability of the S&P 500 Index to track general stock market performance.  S&P’s only relationship to us is the licensing of certain trademarks and trade names of S&P and of the S&P 500 Index, which is determined, composed and calculated by S&P without regard to us or the Units.  S&P has no obligation to take the needs of Morgan Stanley or the owners of the Units into consideration in determining, composing or calculating the S&P 500 Index.  S&P is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the Units to be issued or in the determination or calculation of the equation by which the Units are to be converted into cash.  S&P has no obligation or liability in connection with the administration, marketing or trading of the Units.

S&P DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE S&P 500 INDEX® OR ANY DATA INCLUDED THEREIN.  S&P MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY MORGAN STANLEY, HOLDERS OF THE UNITS, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P 500 INDEX® OR ANY DATA INCLUDED THEREIN IN CONNECTION WITH THE RIGHTS LICENSED UNDER THE LICENSE AGREEMENT DESCRIBED HEREIN OR FOR ANY OTHER USE.  S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES AND HEREBY EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE S&P 500 INDEX® OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL S&P HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

“Standard & Poor’s®”, “S&P®”, “S&P 500®”, “Standard & Poor’s 500” and “500” are trademarks of The McGraw-Hill Companies, Inc. and have been licensed for use by Morgan Stanley.  The Units have not been passed on by S&P as to their legality or suitability.  The Units are not issued, endorsed, sold or promoted by S&P.  S&P MAKES NO WARRANTIES AND BEARS NO LIABILITY WITH RESPECT TO THE UNITS.

Supplemental Information Concerning
Plan of Distribution
Under the terms and subject to the conditions contained in the U.S. distribution agreement referred to in the prospectus supplement under “Plan of Distribution,” the Agent, acting as principal for its own account, has agreed to purchase, and we have agreed to sell, the number of Units set forth on the cover of this pricing supplement  The Agent proposes initially to offer the Units directly to the public at the public offering price set forth on the cover page of this pricing supplement; provided that the price to public and the agent’s commissions for the purchase by any single investor of between $1,000,000 and $2,999,999 principal amount of Units will be $9.9625 per Unit and $0.1625 per Unit, respectively, for the purchase by any single investor of between $3,000,000 and $4,999,999 principal amount of Unit will be $9.94375 per Unit and $0.14375 per Unit, respectively, and for the purchase by any single investor of $5,000,000 or more principal amount of Units will be $9.925 per Unit and $0.125 per Unit, respectively.  The Agent may allow a concession not in excess of $0.20 per Unit to other dealers, which may include Morgan Stanley & Co. International plc and Bank Morgan

Stanley AG; provided that, concessions allowed to dealers in connection with the offering may be reclaimed by the Agent if, within 30 days of the offering, the Agent repurchases the Unit distributed by such dealers.  After the initial offering, the Agent may vary the offering price and other selling terms from time to time.

We expect to deliver the Units against payment therefor in New York, New York on January      , 2009 which will be the fifth scheduled Business Day following the date of this pricing supplement and of the pricing of the Units.  Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three Business Days, unless the parties to any such trade expressly agree otherwise.  Accordingly, purchasers who wish to trade Units on the date of pricing or on or prior to the third Business Day prior to the Original Issue Date will be required to specify alternative settlement arrangements to prevent a failed settlement.

In order to facilitate the offering of the Units, the Agent may engage in transactions that stabilize, maintain or otherwise affect the price of the Units.  Specifically, the Agent may sell more Units than it is obligated to purchase in connection with the offering, creating a naked short position in the Units for its own account.  The Agent must close out any naked short position by purchasing the Units in the open market.  A naked short position is more likely to be created if the Agent is concerned that there may be downward pressure on the price of the Units in the open market after pricing that could adversely affect investors who purchase in the offering.  As an additional means of facilitating the offering, the Agent may bid for, and purchase, Units in the open market to stabilize the price of the Units.  Finally, the Agent expects to reclaim any selling concessions allowed to a dealer for distributing the Units in the offering, if within 30 days of the offering the Agent repurchases previously distributed Units in transactions to cover short positions or to stabilize the price of the Units or otherwise.  Any of these activities may raise or maintain the market price of the Units above independent market levels or prevent or retard a decline in the market price of the Units.  The Agent is not required to engage in these activities, and may end any of these activities at any time.  An affiliate of the Agent has entered into a hedging transaction with us in connection with this offering of Units.  See “—Use of Proceeds and Hedging” above.

General

No action has been or will be taken by us, the Agent or any dealer that would permit a public offering of the Units or possession or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus in any jurisdiction, other than the United States, where action for that purpose is required.  No offers, sales or deliveries of the Units, or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus or any other offering material relating to the Units, may be made in or from any jurisdiction except in circumstances which will result in compliance with any applicable laws and regulations and will not impose any obligations on us, the Agent or any dealer.

The Agent has represented and agreed, and each dealer through which we may offer the Units has represented and agreed, that it (i) will comply with all applicable laws and regulations in force in each non-U.S. jurisdiction in which it purchases, offers, sells or delivers the Units or possesses or distributes this pricing supplement and the accompanying prospectus supplement and prospectus and (ii) will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the Units under the laws and regulations in force in each non-U.S. jurisdiction to which it is subject or in which it makes purchases, offers or sales of the Units.  We shall not have responsibility for the Agent’s or any dealer’s compliance with the applicable laws and regulations or obtaining any required consent, approval or permission.

Brazil

The Units have not been and will not be registered with the Comissão de Valores Mobiliários (The Brazilian Securities Commission).  The Units may not be offered or sold in the Federative Republic of Brazil except in circumstances which do not constitute a public offering or distribution under Brazilian laws and regulations.

Chile

The Units have not been registered with the Superintendencia de Valores y Seguros in Chile and may not be offered or sold publicly in Chile.  No offer, sales or deliveries of the Units or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus, may be made in or from Chile except in circumstances which will result in compliance with any applicable Chilean laws and regulations.

Hong Kong

No action has been taken to permit an offering of the Units to the public in Hong Kong as the Units have not been authorized by the Securities and Futures Commission of Hong Kong and, accordingly, no advertisement, invitation or document relating to the Units, whether in Hong Kong or elsewhere, shall be issued, circulated or distributed which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong other than (i) with respect to the Units which are or are intended to be disposed of only to persons outside Hong Kong or only to professional investors within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong (“SFO”) and any rules made thereunder or (ii) in circumstances that do not constitute an invitation to the public for the purposes of the SFO.

Mexico

The Units have not been registered with the National Registry of Securities maintained by the Mexican National Banking and Securities Commission and may not be offered or sold publicly in Mexico.  This pricing supplement and the accompanying prospectus supplement and prospectus may not be publicly distributed in Mexico.

Singapore

The Agent and each dealer represent and agree that they will not offer or sell the Units nor make the Units the subject of an invitation for subscription or purchase, nor will they circulate or distribute this pricing supplement or the accompanying prospectus supplement or prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Units, whether directly or indirectly, to persons in Singapore other than:

(a) an institutional investor (as defined in section 4A of the Securities and Futures Act (Chapter 289 of Singapore (the “SFA”));

(b) an accredited investor (as defined in section 4A of the SFA), and in accordance with the conditions, specified in Section 275 of the SFA;

(c) a person who acquires the Units for an aggregate consideration of not less than Singapore dollars Two Hundred Thousand (S$200,000) (or its equivalent in a foreign currency) for each transaction, whether such amount is paid for in cash, by exchange of shares or other assets, unless otherwise permitted by law; or

(d) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Benefit Plan Investor Considerations
The following is merely a summary, and should not be construed as legal advice or as complete in all relevant respects.  This summary was written in connection with the promotion or marketing by Morgan Stanley of the Units and it cannot be used by any holder of the Units for the purpose of avoiding penalties and/or excise tax that may be asserted against the holder under the Internal Revenue Code.  All investors are urged to consult their legal advisors before investing assets of an employee benefit plan in the Units and to make their own independent decisions.

Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (a “plan”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the Units.  Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

In addition, we and certain of our subsidiaries and affiliates, including MS & Co., may each be considered a “party in interest” within the meaning of ERISA, or a “disqualified person” within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”), with respect to many Plans, as well as many individual retirement accounts and Keogh plans (also “plans”).  Prohibited transactions within the meaning of ERISA or the Code would likely arise, for example, if the Units are acquired by or with the assets of a Plan with respect to which MS & Co. or any of its affiliates is a service provider or other party in interest, unless the Units are acquired pursuant to an exemption from the “prohibited transaction” rules.  A violation of these “prohibited transaction” rules could result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption.

The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the Units.  Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified asset managers).  In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code provide an exemption for the purchase and sale of securities and the related lending transactions, provided that neither the issuer of the securities nor any of its affiliates has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of any plan involved in the transaction, and provided further that the plan pays no more than adequate consideration in connection with the transaction (the so-called “service provider” exemption).  There can be no assurance that any of these class or statutory exemptions will be available with respect to transactions involving the Units.

Because we may be considered a party in interest with respect to many Plans, the Units may not be purchased, held or disposed of by any Plan, any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “plan asset entity”) or any person investing “plan assets” of any Plan, unless such purchase, holding or disposition is eligible for exemptive relief, including relief available under PTCEs 96-23, 95-60, 91-38, 90-1, 84-14 or the service provider exemption or such purchase, holding or disposition is otherwise not prohibited.  Any purchaser, including any fiduciary purchasing on behalf of a Plan, transferee or holder of the Units will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding of the Units that either (a) it is not a Plan or a Plan Asset Entity and is not purchasing such Units on behalf of or with “plan assets” of any Plan, or with any assets of a governmental or church plan that is subject to any federal, state, local or non-U.S. law that is substantially similar to the provisions of Section 406 of ERISA of Section 4975 of the Code (“Similar Law”) or (b) its purchase, holding and disposition are eligible for exemptive relief or such purchase, holding and disposition are not prohibited by ERISA or Section 4975 of the Code or any Similar Law.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the Units on behalf of or with “plan assets” of any Plan consult with their counsel regarding the availability of exemptive relief.

Each purchaser and holder of the Units has exclusive responsibility for ensuring that its purchase, holding and disposition of the Units do not violate the prohibited transaction rules of ERISA or the Code or any Similar Law.  The sale of any Units to any plan or plan subject to Similar Law is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by plans generally or any particular plan, or that such an investment is appropriate for plans generally or any particular plan.

United States Federal Income Taxation
Prospective investors should note that the discussion under the section called “United States Federal Taxation” in the accompanying prospectus supplement does not apply to the Units issued under this pricing supplement and is superseded by the following discussion.

The following is a general discussion of the principal U.S. federal tax consequences of ownership and disposition of the Units. This discussion applies only to initial investors in the Units who:

• purchase the Units at their “issue price”; and

• will hold the Units (and their component parts) as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”).

This discussion does not describe all of the tax consequences that may be relevant to a holder in light of the holder’s particular circumstances or to holders subject to special rules, such as:

• certain financial institutions;

• insurance companies;

• dealers and certain traders in securities, commodities, or foreign currencies;

• investors holding the Units (or any component part thereof) as part of a hedging transaction, “straddle,” conversion transaction, integrated transaction or constructive sale transaction;

• U.S. Holders, as defined below, whose functional currency is not the U.S. dollar;

• partnerships or other entities classified as partnerships for U.S. federal income tax purposes;

• regulated investment companies;

• real estate investment trusts;

• tax-exempt entities, including an “individual retirement account” or “Roth IRA” as defined in Section 408 or 408A of the Code, respectively; or

• persons subject to the alternative minimum tax.

As the law applicable to the U.S. federal income taxation of instruments such as the Units is technical and complex, the discussion below necessarily represents only a general summary.  Moreover, the effect of any applicable state, local or foreign tax laws is not discussed.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date hereof, changes to any of which subsequent to the date of this pricing supplement may affect the tax consequences described herein.  Investors considering the purchase of the Units should consult their tax advisers with regard to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

General

The issuer believes that for U.S. federal income tax purposes, under current law, each Unit should be treated as a separable unit consisting of the Note and the Warrant.  As discussed below, assuming that this treatment of the Units is respected, the Note will be treated as a debt instrument issued with original issue discount, and the Warrant generally will be treated as a cash-settled call warrant on the Index, regardless of whether or not a holder separates its Unit into the component parts.

To determine the issue price of each of the Note and the Warrant, we will allocate the Issue Price of each Unit between the Note and the Warrant based on their respective fair market values as of the pricing date.  Our allocation of the Issue Price of the Unit between the Note and the Warrant will be binding on investors in the Units unless an investor timely and explicitly discloses to the IRS that its allocation is different from ours.  However, our treatment of the Note and the Warrant and our allocation of the Issue Price of the Unit between the Note and the Warrant are not binding on the IRS or the courts.  Therefore, no assurance can be given that the IRS will accept, or that a court will uphold, the treatment and allocation described above.  Unless otherwise stated, the following discussion assumes that the treatment and allocation described above are respected.

Tax Consequences to U.S. Holders

This section applies to you only if you are a U.S. Holder.  As used herein, the term “U.S. Holder” means a beneficial owner of a Unit (or its component parts) that is, for U.S. federal income tax purposes:

• a citizen or resident of the United States;

• a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any political subdivision thereof; or

• an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

The term “U.S. Holder” also includes certain former citizens and residents of the United States.

Notes

General.  The Note will be treated as a debt instrument issued with original issue discount.  The amount of original issue discount will be equal to the excess of the Face Amount over the issue price of the Note.  A U.S. Holder will be required to include original issue discount in income for U.S. federal income tax purposes as it accrues, in accordance with a constant-yield method based on a compounding of interest, regardless of the U.S. Holder’s method of accounting.  Under this method, U.S. Holders of the Note generally will be required to include in income increasingly greater amounts of original issue discount in successive accrual periods.

Sale, Exchange, or Redemption. Upon the sale, exchange or redemption of a Note, a U.S. Holder will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange or redemption and the holder's adjusted tax basis in the Note.  A U.S. Holder's adjusted tax basis in the Note will equal the issue price of the Note, increased by the amounts of any original issue discount included in income by the U.S. Holder in respect of the Note.  The gain or loss recognized on the sale, exchange or redemption of a Note will be capital gain or loss and will be long-term capital gain or loss if at the time of sale, exchange or redemption the U.S. Holder has held the Note for more than one year.

Warrants

Tax Treatment Prior to Maturity.  Subject to the discussion under “– Barrier Level Event,” a U.S. Holder should not be required to recognize taxable income in respect of the Warrant over the term of the Warrant prior to maturity, other than pursuant to a sale, exchange or early exercise.

Sale, Exchange or Settlement. Subject to the discussion under “ – Barrier Level Event”:

•  upon the sale, exchange or settlement (including exercise or expiration) of a Warrant, a U.S. Holder will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange or settlement and the holder's adjusted tax basis in the Warrant;

• a U.S. Holder’s tax basis in the Warrant will equal the issue price of the Warrant; and

•  the gain or loss recognized on the sale, exchange or settlement of a Warrant will be capital gain or loss and will be long-term capital gain or loss if at the time of the sale, exchange or settlement the U.S. Holder has held the Warrant for more than one year.

Barrier Level Event.  If at any time on any day during the Observation Period the Index Value increases above the Barrier Level, the Cash Settlement Amount on the Warrant will become fixed at $0 (the “Barrier Level Event”).  If a Barrier Level Event occurs subsequent to the Original Issue Date, although the tax treatment is not clear, a U.S. Holder should be required to recognize a loss upon the occurrence of the Barrier Level Event, and such loss would be short-term capital loss if the U.S. Holder has held the Warrant for one year or less at such time.  If a Barrier Level Event occurs prior to the Original Issue Date, the U.S. federal income tax consequences of such an event are not clear. You should consult your tax adviser regarding the tax consequences of the occurrence of a Barrier Level Event.

Sale, Exchange, or Settlement of the Units

Absent an early exercise or expiration of the Warrants, a U.S. Holder that does not separate the Unit into its component parts will recognize gain or loss equal to the difference between the amount realized on any sale, exchange or settlement of the Units and the U.S. Holder’s aggregate basis in the Note and the Warrant.  In general, the U.S. Holder’s aggregate basis in the Note and the Warrant will equal the Issue Price of the Unit plus the original issue discount included in income in respect of the Note and minus any loss realized in respect of the Warrant as described above in “– Barrier Level Event.” The gain or loss realized on the sale, exchange or settlement of a Unit will be capital gain or loss and generally will be long-term capital gain or loss if at the time of the sale, exchange or settlement the U.S. Holder has held the Unit for more than one year.

Separation of the Units into Their Component Parts

A U.S. Holder will not recognize gain or loss on the separation of the Unit into its component parts.  The Notes will be treated as described above under “Notes” and the Warrants will be treated as described above under “Warrants.”

Possible Alternative Tax Treatments of an Investment in the Units

Due to the absence of authorities that directly address the proper treatment of the Units, no assurance can be given that the IRS will accept, or that a court will uphold, the treatment described above.  In particular, the IRS could seek to treat each Unit for U.S. federal income tax purposes as a single debt instrument subject to Treasury regulations governing contingent payment debt instruments (the “Contingent Debt Regulations”).  If the IRS were successful in asserting that the Contingent Debt Regulations applied to the Units, the timing and character of income thereon would be significantly affected.  Instead of calculating original issue discount on the Note as described above, a U.S. Holder would be required to calculate the amount of original issue discount on the Unit based on the “comparable yield” for a fixed-rate debt instrument with an issue price and term equal to those of the Units.  Thus, the application of the Contingent Debt Regulations to the Units generally would result in the U.S. Holder recognizing greater amounts of original issue discount over the term of the Units.  In addition, any gain realized by a U.S. Holder at maturity or upon a sale or other disposition of the Unit would be treated as ordinary income, and any loss realized at maturity would be treated as ordinary loss to the extent of the U.S. Holder’s prior accruals of original issue discount, and as capital loss thereafter.

Backup Withholding and Information Reporting

Backup withholding may apply in respect of the amounts paid to a U.S. Holder, unless such U.S. Holder provides proof of an applicable exemption.  The amounts withheld under the backup withholding rules are not an additional tax and may be refunded or credited against the U.S. Holder’s U.S. federal income tax liability, provided that the required information is furnished to the IRS.  In addition, information returns will be filed with the IRS in connection with payments on the Units or their component parts and the proceeds from a sale or other disposition of the Units or their component parts, unless the U.S. Holder provides proof of an applicable exemption from the information reporting rules.

Tax Consequences to Non-U.S. Holders

This section applies to you only if you are a Non-U.S. Holder.  As used herein, the term “Non-U.S. Holder” means a beneficial owner of a Unit (or its component parts) that is, for U.S. federal income tax purposes:

• an individual who is classified as a nonresident alien;

• a foreign corporation; or

• a foreign estate or trust.

The term “Non-U.S. Holder” does not include any of the following holders:

•  a holder who is an individual present in the United States for 183 days or more in the taxable year of disposition and who is not otherwise a resident of the United States for U.S. federal income tax purposes;

• certain former citizens or residents of the United States; or

• a holder for whom income or gain in respect of the Units is effectively connected with the conduct of a trade or business in the United States.

Such holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the Units.

Subject to the discussion below concerning backup withholding, a Non-U.S. Holder will not be subject to U.S. federal income or withholding tax in respect of amounts paid on the Units or any component part thereof, provided that:

• the Non-U.S. Holder does not own, directly or by attribution, ten percent or more of the total combined voting power of all classes of our stock entitled to vote;

• the Non-U.S. Holder is not a controlled foreign corporation related, directly or indirectly, to us through stock ownership;

• the Non-U.S. Holder is not a bank receiving interest under Section 881(c)(3)(A) of the Code; and

• the certification requirement described below has been fulfilled with respect to the beneficial owner, as described below.

The certification requirement referred to in the preceding paragraph will be fulfilled if the beneficial owner of a Unit (or a financial institution holding the Unit on behalf of the beneficial owner) furnishes to us an IRS Form W-8BEN, in which the beneficial owner certifies under penalties of perjury that it is not a U.S. person.

U.S. Federal Estate Tax

Individual Non-U.S. Holders and entities the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), should consider the U.S. federal estate tax implications of an investment in the Units.  Assuming that the treatment of the Units as set forth in “United States Federal Taxation – General” is respected for U.S. federal estate tax purposes, the following U.S. federal estate tax consequences should result.  Absent an applicable treaty benefit, the Note will be treated as U.S. situs property subject to U.S. federal estate tax if payments on the Note, if received by the decedent at the time of death, would have been subject to U.S. federal withholding tax (even if the W-8BEN certification requirement described above were satisfied and not taking into account an elimination of such U.S. federal withholding tax due to the application of an income tax treaty).  Absent an applicable treaty benefit, the Warrant is likely to be treated as U.S. situs property subject to U.S. federal estate tax.  Prospective investors that are non-U.S. individuals, or are entities of the type described above, should consult their tax advisers regarding the U.S. federal estate tax consequences of an investment in the Units.

Backup Withholding and Information Reporting

Information returns may be filed with the IRS in connection with the payment on the Units or their component parts at maturity as well as in connection with the proceeds from a sale, exchange or other disposition.  A Non-U.S. Holder may be subject to backup withholding in respect of amounts paid to the Non-U.S. Holder, unless such Non-U.S. Holder complies with certification procedures to establish that it is not a U.S. person for U.S. federal income tax purposes or otherwise establishes an exemption.  Compliance with the certification procedures described above will satisfy the certification requirements necessary to avoid the backup withholding.  The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against the Non-U.S. Holder’s U.S. federal income tax liability and may entitle the Non-U.S. Holder to a refund, provided that the required information is furnished to the IRS.

ANNEX A

OFFICIAL NOTICE OF SEPARATION

	Dated:	[Any Business Day on or after the Initial Separation Notice Date and no later than 10:00 a.m. (New York City time) on January 19, 2012]

The Bank of New York Mellon, Unit Agent 101 Barclay Street, 8W New York, New York 10286 Tel. No.: (212) 815-4968 Fax No.: (212) 815-5704 (Attn: Corporate Trust Administration)	Morgan Stanley & Co. Incorporated, as Calculation Agent 1585 Broadway New York, New York 10036 Fax No.: (646) 290-2676 (Attn: Structured Investments)
Morgan Stanley 1585 Broadway New York, New York 10036

Dear Madam/Sir:

The undersigned holder of the Minimum Return Barrier Capital Protected Units Each Consisting of a Zero-Coupon Note and a Barrier Call Warrant on a the S&P 500 Index of Morgan Stanley (CUSIP No. 617483482) (the “Units”) hereby irrevocably elects to exercise, with respect to the number of Units indicated below, as of the date hereof (or, if this letter is received after 10:00 a.m. (New York City time) on any Business Day, as of the next Business Day), provided that such day is on or after the Initial Separation Notice Date and is not later than 10:00 a.m. (New York City time) on January 19, 2012, the right to separate the Units as described under “Description of Units, Notes and Call Warrants—The Units—Separating the Units” in Pricing Supplement No. 15 dated January     , 2009 (the “Pricing Supplement”) to the Prospectus Supplement dated December 23, 2008 and the Prospectus dated December 23, 2008.  Terms not defined herein have the meanings given to such terms in the Pricing Supplement.

Please date and acknowledge receipt of this notice in the place provided below on the date of receipt, and fax a copy to the fax number indicated, whereupon the Unit Agent will deliver on the Separation Date a number of Call Warrants and Notes equal to the number of Units set forth below, in accordance with the terms of the Units, as described in the Pricing Supplement.

The undersigned certifies to you that (i) it is, or is duly authorized to act for, the beneficial owner of the number of Units indicated below its signature (and attaches evidence of such ownership as provided by the undersigned’s position services department or the position services department of the entity through which the undersigned holds its Units) (ii) the brokerage account to which the separated Call Warrants and Notes will be transferred is naked options-eligible on the Separation Date and (iii) it will cause the number of Units to be separated to be transferred to the Unit Agent on or before the Separation Date.

Very truly yours,

[Name of Holder]

By:
[Title]

[Fax No.]

Number of Units to be surrendered for separation

Receipt of the above Official
Notice of Separation is hereby acknowledged
MORGAN STANLEY, as Issuer
MORGAN STANLEY & CO. INCORPORATED, as Calculation Agent
By MORGAN STANLEY & CO. INCORPORATED, as Calculation Agent
By:
Title:
Date and time of acknowledgment

Receipt of the above Official
Notice of Separation is hereby acknowledged
THE BANK OF NEW YORK MELLON, as Unit Agent
By:
Title:
Date and time of acknowledgment

ANNEX B

OFFICIAL NOTICE OF EXERCISE

	Dated:	[Any Trading Day that is also a Business Day after the Separation Date for any Call Warrants to be exercised hereby and no later than 10:00 a.m. (New York City time) on January 25, 2012]

The Bank of New York Mellon, Warrant Agent 101 Barclay Street, 8W New York, New York 10286 Tel. No.: (212) 815-4968 Fax No.: (212) 815-5704 (Attn: Corporate Trust Administration)	Morgan Stanley & Co. Incorporated, as Calculation Agent 1585 Broadway New York, New York 10036 Fax No.: (646) 290-2676 (Attn: Structured Investments)
Morgan Stanley 1585 Broadway New York, New York 10036

Dear Madam/Sir:

The undersigned holder of the Barrier Call Warrants on the S&P 500 Index of Morgan Stanley (CUSIP No. 617483490) (the “Call Warrants”) hereby irrevocably elects to exercise, with respect to the number of Call Warrants indicated below, as of the date hereof (or, if this letter is received after 10:00 a.m. (New York City time) on any Trading Day or on any day that is not a Trading Day and a Business Day, as of the next Trading Day that is also a Business Day), provided that such day is after the Separation Date for any Call Warrants to be exercised hereby, and is not later than 10:00 a.m. (New York City time) on January 25, 2012, the right to exercise the Call Warrants as described under “Description of Units, Notes and Call Warrants—Exercising the Call Warrants” in Pricing Supplement No. 15 dated January     , 2009 (the “Pricing Supplement”) to the Prospectus Supplement dated December 23, 2008 and the Prospectus dated December 23, 2008.  Terms not defined herein have the meanings given to such terms in the Pricing Supplement.

Please date and acknowledge receipt of this notice in the place provided below on the date of receipt, and fax a copy to the fax number indicated, whereupon the Warrant Agent will deliver on the Call Warrant Settlement Date a Cash Settlement Amount, in accordance with the terms of the Call Warrants, as described in the Pricing Supplement.

The undersigned certifies to you that (i) it is, or is duly authorized to act for, the beneficial owner of the number of Call Warrants indicated below its signature (and attaches evidence of such ownership as provided by the undersigned’s position services department or the position services department of the entity through which the undersigned holds its Call Warrants) (ii) the brokerage account in which the Call Warrants are held is currently naked options-eligible, (iii) the Call Warrants being exercised have been previously separated from the Units and (iv) it will cause the number of Call Warrants identified below its signature to be transferred to the Warrant Agent by no later than 5:00 p.m. (New York City time) on the second Business Day following the Notice Date.

Very truly yours,

[Name of Holder]

By:
[Title]

[Fax No.]

Number of Call Warrants to be exercised

Receipt of the above Official
Notice of Exercise is hereby acknowledged
MORGAN STANLEY, as Issuer
MORGAN STANLEY & CO. INCORPORATED, as Calculation Agent
By MORGAN STANLEY & CO. INCORPORATED, as Calculation Agent
By:
Title:

Date and time of acknowledgment

Receipt of the above Official
Notice of Exercise is hereby acknowledged
THE BANK OF NEW YORK MELLON, as Warrant Agent
By:
Title:

Date and time of acknowledgment